                                                                      EXHIBIT 99


                   ZALE CORPORATION SAVINGS & INVESTMENT PLAN

               (AS REVISED AND RESTATED EFFECTIVE AUGUST 1, 1998)

                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----

Article I - DEFINITIONS...........................................................................................2

Article II - ELIGIBILITY OF EMPLOYEES............................................................................12

Article III - CONTRIBUTIONS......................................................................................14

Article IV - LIMITATIONS AND RESTRICTIONS ON SALARY DEFERRAL CONTRIBUTIONS.......................................17

Article V - LIMITATIONS AND RESTRICTIONS ON MATCHING CONTRIBUTIONS...............................................24

Article VI - AGGREGATE LIMIT ON ACTUAL DEFERRAL AND CONTRIBUTION PERCENTAGES.....................................29

Article VII - ALLOCATION OF CONTRIBUTIONS........................................................................30

Article VIII - LIMITATION ON ALLOCATIONS.........................................................................31

Article IX - ADJUSTMENT OF INDIVIDUAL ACCOUNTS...................................................................40

Article X - INDIVIDUAL ACCOUNTS..................................................................................41

Article XI - RETIREMENT..........................................................................................42

Article XII - DEATH..............................................................................................42

Article XIII - DISABILITY........................................................................................43

Article XIV - TERMINATION BENEFITS...............................................................................43

Article XV - DISTRIBUTIONS AND WITHDRAWALS.......................................................................45

Article XVI - NOTICES............................................................................................55

Article XVII - AMENDMENT OR TERMINATION OF PLAN..................................................................56

Article XVIII - COMMITTEE........................................................................................59

Article XIX - MISCELLANEOUS......................................................................................60

Article XX - ADOPTION BY AFFILIATED COMPANIES....................................................................62


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
Article XXI - THE TRUSTEE........................................................................................62

Article XXII - INVESTMENTS AND CONTRACTS.........................................................................63

Article XXIII - TOP HEAVY PROVISIONS.............................................................................67

                   ZALE CORPORATION SAVINGS & INVESTMENT PLAN

               (AS REVISED AND RESTATED EFFECTIVE AUGUST 1, 1998)


        THIS AGREEMENT, executed this 14th day of June, 2000, and effective the 1st day of August, 1998 unless specifically provided elsewhere in this Agreement, by Zale Corporation, having its principal office in Irving, Texas (hereinafter referred to as the "Company").

                                   WITNESSETH:


        WHEREAS, effective April 1, 1951, the Company established a plan known as "Zale's Profit Sharing Plan (the "Original Plan");

        WHEREAS, the Original Plan was amended, effective April 1, 1989, to comply with the Tax Reform Act of 1986 and subsequent tax act changes and to add employee salary deferral elections pursuant to Section 401(k) of the Code and employer matching contributions pursuant to Section 401(m) of the Code;

        WHEREAS, the Original Plan was amended, effective April 1, 1991, to add an employee stock ownership plan component (the "ESOP Component") which was intended to qualify as a stock bonus plan under Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e)(7) of the Code under the instrument entitled "Zale's Savings and Employee Stock Ownership Plan" (the "Savings/ESOP Plan");

        WHEREAS, effective January 1, 1992, the Company split up the Savings/ESOP Plan into two separate plans: one through the amendment and restatement of the Savings/ESOP Plan, which was known as the "Zale's Employee Stock Ownership Plan (the "Zale ESOP Plan"), and the other through the execution of a new document, which plan was known as the "Zale's Profit Sharing Plan" (the "Profit Sharing Plan"), each of which was a continuation of its respective component of the Savings/ESOP Plan without gap in time or effect;

        WHEREAS, the Company terminated the Zale ESOP Plan effective January 1, 1992 and received a favorable determination letter from the Internal Revenue Service on the qualification of the Zale ESOP Plan upon its termination;

        WHEREAS, the Company amended the Profit Sharing Plan on April 15, 1993 by adopting a First Amendment thereto and received a favorable determination letter from the Internal Revenue Service on the qualification of the Profit Sharing Plan, as amended by such First Amendment;

        WHEREAS, effective April 1, 1994, the Company restated the Profit Sharing Plan to comply with then applicable legislation;

        WHEREAS, the restated Profit Sharing Plan was thereafter restated by Amendments No. 1-7; and

         WHEREAS, the Company now desires to amend further and restate the Plan to bring it into compliance with the Internal Revenue Code of 1986, as modified by the Small Business Job Protection Act of 1996 ("SBJPA"), the General Agreement on Tariffs and Trades under the Uruguay Round Agreements Act ("GATT"), Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), and the Taxpayer Relief Act of 1997 ("TRA `97"), as well as all rules and regulations enacted or promulgated since the date the Plan was last restated and administrative pronouncements issued by the Treasury Department applicable to the Plan;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Plan is hereby restated as follows:

                                    Article I

                                   DEFINITIONS

         Unless by the context hereof a different meaning is clearly indicated, whenever used in this Plan, the following words shall have the meanings hereinafter set forth:

         Sec. 1.1 Administrator for the purposes of ERISA means the Company; provided, that the Company, by action of its Board of Directors or its Chief Executive Officer, may designate another person or entity, including the Trustee, the Recordkeeper or a Committee, as Administrator of the Plan.

         Sec. 1.2 Affiliated Company means the Company and any other entity which is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses [as defined in Section 414(b) or
(c) of the Code], any entity which along with the Company is included in an affiliated service group as defined in Section 414(m) of the Code, and any other entity which is required to be aggregated with the Company pursuant to Section 414(o) of the Code.

         Sec. 1.3 After-Tax Contribution Account means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant, Former Participant or Beneficiary reflecting the monetary value of such person's interest in the Trust Fund attributable to contributions made by the Participant on an after-tax basis when such contributions were permitted by the Plan.

         Sec. 1.4 Allocation Date means the end of each calendar quarter or such other date or dates as the Administrator may establish from time to time.

         Sec. 1.5 Alternate Payee means a person defined in Section 414(p)(8) of the Code who is entitled to benefits under the Plan pursuant to a Qualified Domestic Relations Order.

         Sec. 1.6 Annual Compensation means with respect to an Employee, compensation paid to such Employee by an Employer which is includible in the Employee's gross income for the Year, excluding relocation expenses, merchandise incentives and car fringe benefits, plus amounts applied to purchase benefits pursuant to a salary reduction agreement under a cafeteria plan as defined in Section 125 of the Code sponsored by an Employer, amounts deferred pursuant to a salary deferral agreement authorized in Section 3.1, and amounts deferred pursuant to a salary deferral agreement under any other plan described in Sections 401(k) and 408(k) of the Code sponsored by an Employer, but excluding all other items of compensation. For the Year beginning August 1, 1998, a maximum of $160,000 of Annual Compensation shall be taken into account by the Plan with respect to any Participant. Beginning August 1, 1999, the maximum Annual Compensation which may be taken into account shall be the amount determined under Section 401(a)(17)(B) of the Code (hereinafter referred to as the "Compensation Limitation").

         Sec. 1.7 Beneficiary means any person or fiduciary designated by a Participant or Former Participant in accordance with the terms hereof and
Section 401(a)(9) of the Code to receive benefits hereunder following the death of such Participant or Former Participant. Each Participant and Former Participant may, from time to time, select one or more Beneficiaries to receive benefits pursuant to Section 12.1 in the event of the death of such Participant or Former Participant. Such selection shall be made in writing by Notice to the Administrator. Unless the provisions of the Plan or a Qualified Domestic Relations Order provide otherwise, the last such selection filed with the Administrator shall control. If at the date of death the Participant or Former Participant is married, the Beneficiary shall be the surviving spouse unless the spouse has consented in writing to the designation of some other Beneficiary, which designation may not be changed without spousal consent unless the voluntary consent of the spouse (i) expressly permits designations by the Participant or Former Participant without any requirement of further consent by the spouse and (ii) acknowledges that the spouse has the right to limit the consent to a specific Beneficiary. Such written consent must acknowledge the effect of such selection and such consent must be witnessed by a Plan representative or a notary public. Spousal consent is not required if it is established to the satisfaction of the Plan representative that the consent may not be obtained (i) because the Participant or Former Participant has no spouse,
(ii) because the spouse cannot be located or (iii) because of such other circumstances as the Secretary of Treasury may by regulations prescribe. If the Named Fiduciary cannot determine readily whether a Participant has a spouse under the laws of the state in which the Participant resides resulting from an individual's claim to be a "common law" spouse of a Participant or similar circumstances, the Named Fiduciary may request such individual to provide the Named Fiduciary with a legal opinion satisfactory to the Named Fiduciary or other evidence demonstrating the individual's status as a spouse of a Participant. The Named Fiduciary has the sole and absolute authority to determine an individual's status as a spouse of a Participant and any such determination shall be final, binding and conclusive on all parties ever claiming an interest in the Plan. Any consent by a spouse (or establishment that the consent of the spouse may not be obtained) shall be effective only with respect to that spouse. If more than one Beneficiary of a particular class (primary or secondary) is entitled to benefits, payments shall be made in equal shares to such Beneficiaries, unless some other specific proportions are clearly designated by the Participant or Former Participant. If more than one Beneficiary of a particular class (primary or secondary) is named, the interest of any deceased Beneficiary of that class shall pass to the surviving Beneficiary or Beneficiaries of that class except to the extent that the designation provides for payment to any secondary Beneficiary or Beneficiaries upon the death of a primary Beneficiary.

         If a Participant's or Former Participant's Beneficiary selection is not made in compliance with these provisions or if such designated persons predecease the Participant or Former Participant, Beneficiary means the first of the following classes of successive preference beneficiaries then surviving: the Participant's or Former Participant's:

         (a)      surviving spouse,

         (b)      descendants, per stirpes (including adopted children),

         (c)      parents in equal shares,

         (d)      brothers and sisters in equal shares, and

         (e)      estate.

         Sec. 1.8 Break-in-Service means a Year during which the Participant is credited with 500 or fewer Hours of Service.

         Sec. 1.9 Code means the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a section of the Code shall include that section, applicable Treasury regulations promulgated thereunder and any comparable section of any future legislation that amends, supplements or supersedes said section, effective as of the date such comparable section is effective with respect to the Plan.

         Sec. 1.10 Committee means the committee appointed under Article XVIII to administer the Plan, as from time to time constituted. If no such committee is appointed, the Company shall constitute the Committee.

         Sec. 1.11 Common Stock means the shares of common stock of Zale Corporation.

         Sec. 1.12 Common Stock Fund means the Investment Fund maintained pursuant to the Plan which is invested in Common Stock.

         Sec. 1.13 Company means Zale Corporation, or such other organization which, pursuant to a spinoff, merger, consolidation, reorganization, or similar corporate transaction where a significant portion of the Company's employees become employees of such organization, adopts and assumes the Plan and the Trust Agreement as the sponsor with the consent of the Company and agrees to accept the duties, responsibilities and obligations of the sponsor of the Plan and the Trust Agreement. Reference in the Plan to the Company shall refer to any such organization which adopts and assumes the sponsorship of the Plan and the Trust Agreement.

         Sec. 1.14 Disability means a total and permanent disability suffered by a Participant which, in the opinion of the Administrator (which opinion shall be conclusive for purposes of the Plan) prevents such Participant from continuing his work with all Employers.

         Sec. 1.15 Early Retirement Date means the later of the Participant's 55th birthday or the 7th anniversary of the date he commenced participation in the Plan.

         Sec. 1.16 Effective Date of this Plan, as amended and restated, shall generally be August 1, 1998; provided, however, that as necessary to comply with the effective dates of the applicable provisions of the Code, including revisions made by SBJPA, GATT, and TRA `97, certain provisions of the Plan shall be effective as of the dates such provisions are required to be effective with respect to the Plan under the Code or, if later, under administrative pronouncements issued by the Internal Revenue Service or the Treasury Department [subject to the provisions of Treasury Regulation Section 1.401(k)-1(h)(3)]. Notwithstanding the general effective date set forth above, the following provisions of the Plan shall be effective as of such other dates as set forth herein.

Effective August 1, 1997:

                  (a) Section 1.26 (except that for determining whether an Employee is a Highly Compensated Employee for the Year beginning August 1, 1997, the revisions to Section 1.26 treated as having been effective August 1, 1996);

                  (b) the elimination of the family aggregation rules previously in the Plan;

                  (c) the amendments to Section 15.5;

                  (d) the amendment to the definition of Leased Employee in
         Section 1.35;

                  (e) the amendments to Articles IV-VI (other than Sections 4.6,
         5.5 and 6.4 which are effective August 1, 1999); and

                  (f) the increase from $3,500 to $5,000.

Effective August 1, 1995, the amendments to Article VIII, and effective August 1, 1999, the elimination of the vesting schedule in Section 14.1 that had previously applied to Employer Matching Contribution Accounts.

         Sec. 1.17 Employee means any individual in the employ of an Employer who is on an Employer's payroll in the United States, Puerto Rico or Guam, excluding all other persons who work outside of the United States unless the Committee elects to cover them by the Plan and excluding any Leased Employee that Section 414(n) of the Code treats as an Employee of an Employer. All Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative and the collective bargaining agreement does not require the Employer to include those Employees in the Plan. The term "Employee" shall not include any person who is not classified by the Employer as a common law employee, even if such person is later reclassified as an employee who should be included on the payroll whether by the Internal Revenue Service, a court, or an Employer.

         Sec. 1.15 Employer means the Company and any other Affiliated Company, with respect to its Employees, provided such Affiliated Company is designated by the Board of Directors of the Company as an Employer under the Plan and whose designation as such has become effective and has continued in effect. The designation shall become effective only when it shall have been accepted by the Board of Directors of the Employer. An Employer may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all of the provisions of the Plan and amendments thereto shall apply to the Employees of the Employer. In the event the designation of the Employer as such is revoked by the Board of Directors of the Employer, such revocation will not be deemed a termination of the Plan.

         Sec. 1.16 Employer Contribution Account means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant, Former Participant or Beneficiary, reflecting the monetary value of such person's individual interest in the Trust Fund attributable to an Employer's non-matching contributions made to the Plan before August 1, 1998, and earnings thereon.

         Sec. 1.17 Employer Matching Contribution Account means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant, Former Participant or Beneficiary, reflecting the monetary value of such person's individual interest in the Trust Fund attributable to an Employer's Matching Contributions under Section 3.2.

         Sec. 1.18 Employment Commencement Date means the first day an Employee has an Hour of Service.

         Sec. 1.19 Entry Date means the first day of each month.

         Sec. 1.20 ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and applicable regulations promulgated thereunder.

         Sec. 1.21 Former Participant means any individual who has been a Participant in the Plan, who is no longer in the employ of an Affiliated Company and who has not yet received the entire benefit to which he is entitled under the Plan.

         Sec. 1.22 Highly Compensated Employee means for any Year any Employee who is determined to be included in subsection (a) after applying the special rules in subsection (b):

         (a) any Employee who:

                  (i) was, at any time during the Year or the preceding Year, a more than five percent owner of any Employer; or

                  (ii) during the preceding Year received Compensation from all Employers in excess of $80,000, and if the Company elects, was in the top 20% of the Employees for the preceding Year (when ranked on the basis of Compensation for such Year).

         (b) For purposes of determining the Employees who are to be included in subsection (a) above, the following special rules shall apply to this
         Section 1.25:

                  (i) In determining the top 20% of Employees pursuant to subsection (a)(ii), Employees who (A) have not completed at least six months of service, (B) normally work fewer than 17 1/2 hours per week, (C) normally work during not more than six months during any Year, (D) have not attained age 21 or (E) are covered under a collective bargaining agreement (except to the extent provided in applicable Treasury regulations) shall be excluded from such determination.

                  (ii) "Compensation" means Annual Compensation as defined in
                  Section 8.2(f), but including (A) amounts applied to pay for benefits pursuant to a salary deferral agreement under a cafeteria plan as defined in Section 125 of the Code sponsored by an Employer, and (B) amounts deferred pursuant to a salary deferral agreement under the Plan or any other plan described in Sections 401(k) and 408(k) of the Code sponsored by an Employer.

                  (iii) The dollar amount in subsection (a)(ii) shall be adjusted to such other amount as the Secretary of the Treasury shall prescribe at the same time and in the same manner as provided under Section 415(d) of the Code for adjusting the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

                  (iv) In determining the number of Employees pursuant to this Section, any Employee who is a nonresident alien and who receives no earned income [within the meaning of Section 911(d)(2) of the Code] from any Employer which constitutes income from sources within the United States [within the meaning of Section 861(a)(3) of the Code] shall be excluded from such determination.

         Sec. 1.23 Hour or Hour of Service means, effective August 1, 1997, each hour credited to a Participant in accordance with the following:

         (a) An Hour of Service shall be credited to an Employee for each hour for which he is directly or indirectly paid, or entitled to payment, by any Affiliated Company.

         (b) An Hour of Service shall be credited to an Employee for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliated Company. These hours shall be credited to the Employee for the Plan Year or Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

         (c) In no event shall an Employee be given credit for a specific Hour of Service under more than one of the above subsections (a) or (b).

         (d) Hours of Service for periods during which no duties are performed will be determined and credited in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor regulations.

         (e) If an absence from the service of an Affiliated Company occurs for any period by reason of (i) pregnancy of the individual, (ii) birth of a child of the individual, (iii) placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement and if the Participant does not return to employment immediately on the expiration of the period of absence, solely for purposes of determining a Break in Service, the Plan shall credit the Participant with up to 501 Hours of Service which otherwise would normally have been credited to such individual during the Year. However, if in the Year in which the absence commences the Participant would not have incurred a Break in Service or five consecutive Breaks in Service even if the preceding sentence had not applied, the Plan shall credit the Participant with such Hours of Service in the following Year. The Plan shall not credit any Participant with any Hours of Service under this subsection (e) unless such Participant timely furnishes the Named Fiduciary information establishing (i) that the absence from the service of an Affiliated Company was for one or more reasons specified in the first sentence of this subparagraph (e), and (ii) the numbers of days for which there was an absence.

         (f) Effective December 12, 1994, each period of qualified military service (within the meaning of Chapter 43 of Title 38, United States
         Code) served by an employee who is reemployed under that chapter by an Affiliated Company following such service shall be considered service with an Affiliated Company for purposes of determining his Hours of Service.

         (g) Hours of Service includes hours credited for an employer, the stock or assets of which are acquired by an Employer or an Affiliated Company, without regard to whether a predecessor plan was maintained.

         Sec. 1.24 Individual Account means an account or record to be maintained by the Trustee or the Recordkeeper reflecting the monetary value of the undivided interest in the Trust Fund of each Participant, each Former Participant and each Beneficiary and shall include the Employer Contribution Account, Employer Matching Contribution Account, Salary Deferral Contribution Account, Rollover Account, if any, and such other additional account or accounts as the Administrator may establish from time to time.

         Sec. 1.25 Interactive Electronic Communication means, to the extent available under the Plan, a communication between a Participant, Former Participant or Beneficiary and the Recordkeeper pursuant to a system maintained by the Recordkeeper and communicated to each Participant, Former Participant and Beneficiary whereby each such individual may obtain financial information regarding his Individual Account and amounts available for withdrawal, and may initiate investment transfer elections and exercise options as described herein with respect to his Individual Account through the use of such system and a personal identification number assigned to the Participant, Former Participant or Beneficiary by the Recordkeeper or the Administrator. If a Participant, Former Participant or Beneficiary participates in the Plan's Interactive Electronic Communication feature through the use of his personal identification number, the Participant, Former Participant or Beneficiary, as the case may be, will be deemed to have given his written consent and authorization to any action resulting from the use of the Interactive Electronic Communication system by the Participant, Former Participant or Beneficiary.

         Sec. 1.26 Investment Fund or Funds means one or more funds designated by the Administrator pursuant to Section 22.9 from time to time and maintained for the purpose of providing a vehicle for the investment of assets of the Trust Fund, in accordance with the directions of each Participant, Former Participant or Beneficiary with respect to his Individual Account, until such Investment Fund or Funds shall be eliminated by action of the Administrator. The Administrator may direct the Trustee to invest one or more of such funds with a specified insurance company or mutual fund, or appoint an investment advisor as provided in Section 22.4 to manage the same and may also direct the Trustee to establish new Investment Funds or delete existing Investment Funds from time to time.

         Sec. 1.27 Karten's Deferral Contribution Account means the portion of the Individual Account maintained by the Trustee or Recordkeeper reflecting the account from the Karten's Plan reflecting the contributions made because of a salary deferral agreement under the Karten's Plan, if any, plus earnings thereon.

         Sec. 1.28 Karten's Matching Account means the portion of the Individual Account maintained by the Trustee or Recordkeeper reflecting employer matching contributions made to the Karten's Plan, if any, plus earnings thereon.

         Sec. 1.29 Karten's Plan means the Karten's Jewelers, Inc. 401(k) Plan which was merged into the Plan on August 1, 1996.

         Sec. 1.30 Karten's Plan Account means the Karten's Matching Account, the Karten's Deferral Contribution Account, and the Karten's Rollover Account.

         Sec. 1.31 Karten's Rollover Account means the portion of the Individual Account maintained by the Trustee or Recordkeeper reflecting the account from the Karten's Plan reflecting rollover contributions to the Karten's Plan, plus earnings thereon.

         Sec. 1.32 Leased Employee means an individual who is not in the employ of an Employer and who, pursuant to a leasing agreement between an Employer and any other person ("leasing organization"), has performed services for an Employer [or for an Employer and any other person related to an Employer within the meaning of Section 144(a)(3) of the Code] on a substantially full-time basis for at least one year and who performs such services under the primary direction or control by the Employer. Leased Employee shall also include any individual who is deemed to be an employee of an Employer under Section 414(o) of the Code. Notwithstanding the preceding sentence, if individuals described in the preceding sentence constitute less than 20% of an Employer's non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the Plan shall not treat an individual as a Leased Employee if the leasing organization covers the individual in a money purchase pension plan providing immediate participation, full and immediate vesting and a non-integrated contribution formula equal to at least ten percent of the individual's annual compensation [as defined in Section 415(c)(3) of the Code, but including amounts contributed by an Employer pursuant to a salary deferral agreement which are excludable from the individual's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code]. If any Leased Employee shall be treated as an Employee of an Employer, however, contributions or benefits provided by the leasing organization which are attributable to services of the Leased Employee performed for an Employer shall be treated as provided by the Employer.

         Sec. 1.33 Matching Contribution means the contribution made by an Employer pursuant to Section 3.2.

         Sec. 1.34 Named Fiduciary means the Company, except to the extent the Company has delegated specific functions to the Committee, if any, appointed by the Company pursuant to Article XVIII. If no Committee is appointed, the Company will perform the functions of the Committee.

         Sec. 1.35 Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee. The determination of an Employee's status as a Non-Highly Compensated Employee for a Year shall be determined based on the definition of Highly Compensated Employee in Section 1.25 that is applicable for that Year.

         Sec. 1.36 Normal Retirement Date means the later of a Participant's or Former Participant's 65th birthday or the 5th anniversary of the date he commenced participation in the Plan.

         Sec. 1.37 Notice means, unless otherwise provided specifically in the Plan, (i) written Notice on an appropriate form provided by the Administrator, which is properly completed and executed by the party giving such Notice and which is delivered by hand or by mail to the Administrator or to such other party designated by the terms of the Plan or by the Administrator to receive the Notice or (ii) Notice by Interactive Electronic Communication to the Recordkeeper. Notice to the Administrator, the Recordkeeper or to any other person as provided herein shall be deemed to be given when it is actually received (either physically or by Interactive Electronic Communication, as the case may be) by the party to whom such Notice is given.

         Sec. 1.38 Participant means an Employee who has met the eligibility requirements of the Plan as provided in Article II hereof and has begun participating in the Plan. An Employee who elects to make a Rollover Contribution shall be considered a Participant only for purposes of applying the relevant provisions of the Plan relating to the investment and distribution of his Rollover Account and his rights and responsibilities under ERISA with respect to such contribution.

         Sec. 1.39 Plan means the plan embodied herein, as the same may be amended from time to time, and shall be known as the "Zale Corporation Savings & Investment Plan."

         Sec. 1.40 Profit Sharing Account means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant, Former Participant or Beneficiary reflecting the monetary value of such person's individual interest in the Trust Fund attributable to profit sharing contributions made to plans that are predecessors to the Plan.

         Sec. 1.41 Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former Participant, (ii) is made pursuant to a state domestic relations law,
(iii) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant or Former Participant under the Plan and (iv) complies with the requirements of Section 414(p) of the Code.

         Sec. 1.42 Recordkeeper means any person or entity appointed by the Company to perform record keeping and other administrative services on behalf of the Plan. If no Recordkeeper is appointed, the Trustee shall perform the duties of the Recordkeeper.

         Sec. 1.43 Rollover Account means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Employee or Participant who makes a Rollover Contribution reflecting the monetary value of such person's individual interest in the Trust Fund attributable to his Rollover Contribution.

         Sec. 1.44 Rollover Contribution means, in addition to a contribution described in the last sentence of this Section, any amount transferred to the Plan which would constitute a rollover contribution within the meaning of
Section 402(a)(5), 403(a)(4) or 408(d)(3) of the Code. Any such rollover contribution must consist of either (i) all or a portion of the property (in excess of employee contributions) that the Employee received in a distribution from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) thereof or an annuity plan described in Section 403(a) of the Code and any earnings thereon (whether such contribution is paid directly by the Employee, from such other trust or annuity plan, or from an individual retirement account or individual retirement annuity) or (ii) all or a portion of the proceeds from the sale of property received in such a distribution pursuant to Section 402(a)(6)(D) of the Code. To the extent required or permitted by the Code, on or after January 1, 1993, a Rollover Contribution shall include an eligible rollover contribution as described in
Section 402(c)(4) of the Code transferred to the Plan pursuant to an Employee's election as described in Section 401(a)(31)(A) of the Code.

         Sec. 1.45 Salary Deferral Contribution means contributions made by an Employer on behalf of each Participant pursuant to a salary deferral agreement described in Section 3.1.

         Sec. 1.46 Salary Deferral Contribution Account means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant, Former Participant or Beneficiary reflecting the monetary value of such person's individual interest in the Trust Fund attributable to Salary Deferral Contributions made on the Participant's behalf pursuant to a salary deferral agreement described in Section 3.1 and attributable to qualified non-elective contributions under Section 3.3.

         Sec. 1.47 Trust Agreement means the Zale Corporation Savings & Investment Trust Agreement entered into between the Company and the Trustee to carry out the purposes of the Plan and under which the Trust Fund is maintained; provided that if such agreement be amended or supplemented, Trust Agreement, as of a particular date, shall mean such agreement, as amended and supplemented and in force on such date.

         Sec. 1.48 Trust Fund means all assets of whatsoever kind and nature from time to time held by the Trustee pursuant to terms and conditions of the Trust Agreement out of which benefits of the Plan are provided. The Trust Fund may be divided into Investment Funds as provided in Section 22.9.

         Sec. 1.49 Trustee means the trustee or trustees acting at any time as Trustee under the Trust Agreement.

         Sec. 1.50 Valuation Date means each day of the Year on which the New York Stock Exchange is open.

         Sec. 1.51 Year means the 12-month period from August 1 of each year to the next following July 31.

         Sec. 1.52 Year of Service means a 12-month period commencing on the Employee's Employment Commencement Date or anniversary thereof during which the Employee has 1,000 or more Hours of Service.

         Sec. 1.53 Years of Service (Vesting) means a Year in which the Employee has 1,000 or more Hours of Service.

         Sec. 1.54 Gender and Number. Except as otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in a singular shall also include the plural, and vice versa.

                                   Article II

                            ELIGIBILITY OF EMPLOYEES

         Sec. 2.1 Eligibility to Participate in the Plan. An Employee hired prior to August 1, 1998 shall continue to be eligible to participate in the Plan on the Entry Date coinciding or next following the date he attains age 21. An Employee who was not employed as of July 31, 1998, shall become a Participant as of the Entry Date coinciding with or next following the date he shall have both
(i) completed one Year of Service, and (ii) attained age 21, if he is employed by an Employer on such Entry Date. An Employee who completes the eligibility requirements but is not employed by an Employer on his Entry Date, shall become a Participant as provided in Section 2.2. An Employee who completes the service requirements while employed by an Affiliated Company which is not an Employer shall become a Participant as of the date on which he becomes an Employee of an Employer, or the date he attains age 21, if later.

         Sec. 2.2 Eligibility upon Reemployment. Notwithstanding Section 2.1, each Employee who is not employed by an Employer on the Entry Date on which he would have become a Participant in the Plan, and who returns to employment with an Employer, shall be eligible to become a Participant hereunder on the date on which he resumes employment as an Employee with an Employer.

         Sec. 2.3 Reemployment of Participant. Except as provided in this Section, if the employment of a Participant is terminated for any reason and he subsequently is reemployed by an Employer, he shall be eligible to become a Participant on the date he resumes employment with an Employer.

         Sec. 2.4 Cessation of Participation. A Participant shall immediately cease to be eligible for any further Matching Contributions in the Plan upon the occurrence of either of the following events:

         (a) termination of his salary deferral agreement established pursuant to Section 3.1; or

         (b) termination of his status as an Employee with all Employers for any reason.

If a Participant is transferred to a class of employment not eligible for participation in the Plan but continues to be employed by an Affiliated Company, no further contributions to the Trust Fund shall be made by or on behalf of the Participant under the Plan with respect to periods on and after the transfer. Any Participant described in the preceding sentence may recommence his participation in the features of the Plan for which he was eligible at the time of the transfer to an ineligible class if he is transferred back to eligible employment and a new enrollment form is executed in accordance with Section 3.1. During the period of his employment in such transferred position, the Participant will continue to (i) be eligible for withdrawals (subject to the requirements of Section 15.5), (ii) be permitted to transfer his Individual Account among the Investment Funds, and (iii) be permitted to change Beneficiaries in accordance with the provisions of the Plan.

         Sec. 2.5 Exclusion of Employees Covered by Collective Bargaining. Notwithstanding Section 2.1, an Employee covered by a collective bargaining agreement between an Employer and a collective bargaining representative certified under the Labor Management Relations Act who is otherwise eligible to become a Participant under this Article shall be excluded if retirement benefits were the subject of good faith bargaining between the Employee's representative and the Employer and if the agreement does not require the Employer to include such Employee in this Plan. An Employee who is a Participant in this Plan when he is excluded under the provisions of this Section 2.5 shall cease active participation in this Plan on the effective date of that collective bargaining agreement and shall not participate in Employer contributions while a member of the ineligible class but shall not be considered to have terminated employment.

         Sec. 2.6 Eligibility Upon Entry or Reentry into Eligible Class of Employees. In the event a Participant is excluded because he is no longer a member of an eligible class of Employees as specified in this Article II, such Employee shall be eligible to become a Participant immediately upon his return to an eligible class of Employees. In the event that an Employee who is not a former Participant in the Plan becomes a member of the eligible class, such Employee shall be eligible to become a Participant immediately if such Employee has satisfied the eligibility requirements of Section 2.1 and would have previously been eligible to become a Participant had he been in the eligible class.

                                   Article III

                                  CONTRIBUTIONS

         Sec. 3.1 Salary Deferral Contributions.

         (a) Amount of Contributions. On satisfying the requirements of Article II, a Participant may elect to have the Employer make Salary Deferral Contributions to the Trust Fund on his behalf by making the appropriate elections through the Interactive Electronic Communication system. The terms of any such Interactive Electronic Communication election shall provide that the Participant agrees to accept a reduction in salary from the Employer in an amount equal to up to 15% (but if in excess of 1%, in whole percentages) of his Annual Compensation per payroll period, subject to the restrictions and limitations of Article IV hereof.

         (b) Salary Deferral Agreement.

                  (i) Nature of Agreement. The salary deferral agreement referred to in Section 3.1(a) shall be a legally binding agreement (on a form prescribed by the Administrator) whereby
                  (A) the Participant agrees that, as of the effective date of the agreement, the Annual Compensation otherwise payable to him thereafter shall be reduced by an amount (as selected by the Participant) not to exceed the maximum percentage permitted under Section 3.1(a), and (B) the Employer agrees to contribute the total amount of such reduction in Annual Compensation to the Trust Fund on behalf of the Participant as a Salary Deferral Contribution under Section 3.1(a). Such contributions shall be made by the Employer to the Trust Fund as soon as administratively possible after the payroll period to which such contribution relates. Subject to the provisions of paragraph (iv) of this Section 3.1(b) and Article IV hereof, a Participant's salary deferral agreement shall remain in effect until modified or terminated in accordance with paragraphs (iii) or (iv) of this Section 3.1(b).

                  (ii) Effective Date of Agreement. The effective date of a Participant's salary deferral agreement shall be no earlier than the Entry Date following the date such agreement is timely received in executed form by the Administrator as required by Article II (provided such effective date is no earlier than the Entry Date the Participant first becomes eligible to participate in the Plan).

                  (iii) Amendment of Salary Deferral Contribution Elections. As of any payroll period, a Participant may amend his salary deferral election to stop making Salary

                  Deferral Contributions with respect to Annual Compensation not yet paid. If a Participant elects to stop making Salary Deferral Contributions, the Participant may elect to resume making Salary Deferral Contributions by so electing using the Interactive Electronic Communication system. The effective date of such new salary deferral election will be the first day of the next payroll period beginning after the date of the election through the Interactive Electronic Communication system. A Participant may increase or decrease his Salary Deferral Contributions [within the limits of Section 3.1(a)] by so electing using the Interactive Electronic Communication system. The effective date of the new agreement will be the first day of the next payroll period beginning after the date of the election through the Interactive Electronic Communication system.

                  (iv) Transfer to Ineligible Employment or Termination of Employment. A Participant's salary deferral election shall terminate automatically if the Participant transfers to a class of employment not eligible for participation in the Plan or if he terminates his employment as an Employee with the Employer. Upon return of the Participant to eligible employment, the Participant shall be permitted to execute a new salary deferral agreement and resume having contributions made to the Trust Fund on his behalf under Section 3.1(a), provided that the effective date of the new salary deferral agreement shall be no earlier than the later of (A) the first payroll period beginning after the new salary deferral agreement is received in executed form by the Administrator or
                  (B) the date the Participant resumes eligible employment with an Employer. Transfers of Participants to different payroll systems among the Employers shall be administered by procedures established by the Administrator.

         Sec. 3.2 Employer Matching Contributions. For each payroll period, an Employer shall contribute hereunder as a Matching Contribution an amount equal to 100% of the first 4% of Annual Compensation of each Participant contributed to the Plan as a Salary Deferral Contribution. In calculating the Matching Contribution, any Salary Deferral Contribution made on behalf of each Participant for a payroll period in excess of 4% of the Participant's Annual Compensation paid during such payroll period shall not be considered. For Years beginning before August 1, 1999, an Employee shall only be eligible for an allocation of Matching Contributions if the Employee is employed on the last day of the Year and works 1,000 or more Hours of Service during the Year or retires on or after Normal Retirement Date, dies or becomes Disabled during the Year. Effective for Years beginning August 1, 1999, by the due date for the Employer's tax return for the Plan Year, the Employer will make any additional Matching Contribution needed to assure that each Participant receives a Matching Contribution for the Year, taking into account the Matching Contributions made throughout the Year on behalf of the Participant, equal to 100% of the first 4% of Annual Compensation of such Participant contributed to the Plan as a Salary Deferral Contribution. Matching Contributions made pursuant to this Section shall be subject to the limitations and restrictions of Articles V and VI.

         Sec. 3.3 Employer Qualified Non-Elective Contributions. To insure that the Actual Deferral Percentage tests of Section 401(k) of the Code as described in Section 4.2 hereof or the Contribution Percentage tests of Section 401(m) of the Code as described in Section 5.1 hereof are met for any Year, an Employer, under such rules and regulations as the Secretary of the Treasury may prescribe, in addition to the Salary Deferral Contributions made by the Employer pursuant to Section 3.1, and the Matching Contributions under Section 3.2, may make additional contributions which shall constitute "qualified non-elective contributions" within the meaning of Section 401(m)(4)(C) of the Code on behalf of any Non-Highly Compensated Employee (as defined in Section 4.2) selected by the Company. Each Year an Employer shall designate the portion, if any, of the qualified non-elective contributions that it made for the Year that shall be considered under Section 4.2 for the Actual Deferral Percentage test and the portion, if any, that shall be considered under Section 5.1 for the Contribution Percentage test.

         Sec. 3.4 Time and Form of Contributions. Payments of contributions due under Section 3.1 shall be made at such time as the Employer may determine but at least as promptly as the time prescribed by regulations promulgated by the Department of Labor and the Matching Contributions due under Section 3.2 shall be made at such time as the Employer shall determine, except that the Matching Contribution shall be paid in full not later than the time required by law to enable the Employer to obtain a deduction therefor on its federal income tax return for said Year. All contributions shall be made in cash (by check or wire transfer), or in Company Stock as determined by the Company in its discretion. The Board of Directors of the Company may provide that all or a portion of such contributions shall be allocated by payroll period during the Year. Contributions made after the last day of the Year but within the time for filing an Employer's federal income tax return (including extensions thereof) shall be deemed made as of the last day of that Year if so directed by the Employer, except such contributions shall not share in increases, decreases, or income to the Trust Fund prior to the date actually made. Notwithstanding the foregoing, upon an Employer's request, a contribution which was made upon a mistake of fact or conditioned upon initial qualification of the Plan (application for which is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe) or upon deductibility of the contribution shall be returned to the Employer within one year after payment of the contribution, denial of the qualification, or disallowance of the deduction (to the extent disallowed), as the case may be; provided, however, the amount returned to an Employer due to mistake of fact or denial of deductibility shall not be increased by any earnings thereon and shall be reduced by any losses attributable to such amount.

         Sec. 3.5 Limit on Employer Contributions. Notwithstanding the foregoing provisions of Sections 3.1, 3.2, or 3.3, the contribution of an Employer for any Year (whether made pursuant to Sections 3.1, 3.2, or 3.3) shall in no event exceed an amount which will, under the law then in effect, be deductible by the Employer in computing its federal taxes based on income for that Year. As permitted by Section 401(a)(27) of the Code, any Employer may make contributions to the Plan without regard to net profits, current or accumulated.

         Sec. 3.6 Contributions May be Made with Respect to a Particular Employer. In making its determination of Matching Contributions and Employer non-matching contributions with respect to any Year, the Board of Directors of the Company may make its determination separately with respect to any Employer or business or operating unit within an Employer; provided, however, that any such determination must be nondiscriminatory within the meaning of the Treasury regulations under Section 401(a)(4) of the Code and must satisfy the minimum coverage requirements of Section 410(b) of the Code. In such case, the contribution to such Employer or business or operating unit within an Employer shall be allocated only to Participants who are Employees of such Employer or business or operating unit within that Employer.

         Sec. 3.7 Manner of Making Contributions. All contributions to the Trust Fund shall be paid directly to the Trustee. In connection with each contribution, the Employer shall provide the Recordkeeper with information that:

         (a) identifies each Participant on whose behalf the contribution is being made and the amount thereof;

         (b) states whether the amount contributed on behalf of the Participant is a Salary Deferral Contribution, a Matching Contribution, a qualified non-elective contribution, or a Rollover Contribution; and

         (c) directs the investment of the amount contributed on behalf of the Participant.

         Sec. 3.8 Rollover Contributions. An Employee, regardless of whether he is a Participant in the Plan, may, if authorized by the Administrator and after complying with all applicable laws, make a Rollover Contribution to the Plan at any time. If the Employee is not a Participant hereunder, his Rollover Account shall constitute his entire interest under the Plan. The Recordkeeper shall allocate and credit a Rollover Contribution to the Employee's Rollover Account as of the Valuation Date immediately following the date on which the Rollover Contribution is made. An investment election which directs that such contribution be invested in the Investment Funds in accordance with Section 22.9 shall be completed through the Interactive Electronic Communication system with respect to the Employee's Rollover Contribution. In no event shall the existence of a Rollover Contribution held for the benefit of an Employee be construed to entitle the Employee to any amount in the Plan to which such Employee is not otherwise entitled under the other provisions of the Plan.

         Sec. 3.10 Contributions with Respect to Military Leave. Notwithstanding any provision of the Plan to the contrary, contributions with respect to qualified military service will be allowed in accordance with Section 414(u) of the Code.

                                   Article IV

                          LIMITATIONS AND RESTRICTIONS
                        ON SALARY DEFERRAL CONTRIBUTIONS

         Sec. 4.1 Dollar Limitation and Excess Elective Deferrals. For any taxable year of a Participant, the aggregate amount of (i) the Participant's Salary Deferral Contributions made pursuant to Section 3.1 for that taxable year, and (ii) amounts deferred by the Participant for that taxable year pursuant to a salary deferral agreement under any other plan, contract or agreement described in

Sections 401(k), 403(b) or 408(k) of the Code sponsored by an Affiliated Company shall not exceed the annual deferral limitation established by the Internal Revenue Service for that taxable year. The annual deferral limitation for the taxable year beginning in 1998 is $10,000. Beginning January 1, 1999, the annual deferral limitation shall be such amount as the Secretary of the Treasury may prescribe at the same time and in the same manner as provided under Code Section 415(d) for adjusting the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

         If the Salary Deferral Contributions made on behalf of a Participant for a taxable year exceed the annual deferral limitation for that year, the amount of such excess shall be referred to as "Excess Elective Deferrals." Excess Elective Deferrals (adjusted for the income or loss attributable to such excess amount) shall be distributed to the Participant not later than the April 15 immediately following the taxable year of the Participant for which the Excess Elective Deferrals were made to the Plan. The Administrator shall reduce the amount of the Excess Elective Deferrals for a taxable year distributable to the Participant under this Section 4.1 by the amount of Excess Salary Deferral Contributions (as determined under Section 4.3), if any, previously distributed to the Participant for the Year beginning in that taxable year. The Administrator shall determine the net income or net loss in the same manner as described in Section 4.3 for Excess Salary Deferral Contributions, except the numerator of the allocation fraction shall be the amount of the Participant's Excess Elective Deferrals for the taxable year under this Section 4.1 and the denominator of the allocation fraction shall be the balance of the Participant's Salary Deferral Contribution Account attributable to Salary Deferral Contributions as of the end of the taxable year [without regard to the net income or net loss for the taxable year on that portion of the Participant's Salary Deferral Contribution Account]; provided, however, if there is a loss attributable to such excess amount, the amount of the distribution adjusted for such loss shall be limited to an amount which does not exceed the lesser of (i) the balance of the Participant's Salary Deferral Contribution Account or (ii) the Salary Deferral Contributions made on behalf of the Participant for that taxable year. In adjusting a Participant's Excess Elective Deferrals for the income or loss attributable to such Excess Elective Deferrals, the income or loss attributable to such excess deferrals for the "gap period" shall not be considered. For purposes of this Section 4.1, "gap period" shall mean the period beginning with the first day of the taxable year next following the taxable year for which the Excess Elective Deferrals were made on behalf of the Participant and ending on the date of the distribution. If Excess Elective Deferrals are distributed to a Participant from the Plan pursuant to this Section 4.1, the Matching Contribution, if any, to which such Excess Elective Deferrals relate (plus any income and minus any loss attributable thereto), determined after the application of Section 5.2, shall be forfeited at the time the Excess Elective Deferrals are distributed, and the forfeitures shall be applied as provided in
Section 14.4.

         If the Participant also (i) participates in one or more other qualified cash or deferred arrangements within the meaning of Section 401(k) of the Code,
(ii) has an employer contribution made on his behalf pursuant to a salary deferral agreement under Section 408(k) of the Code, or (iii) has an employer contribution made on his behalf pursuant to a salary deferral agreement toward the purchase of an annuity contract under Section 403(b) of the Code, and the sum of the elective deferrals [as defined in Section 402(g)(3) of the Code] that are made for the Participant during a taxable year under such other arrangements and this Plan exceeds the annual deferral limitation for that taxable year, the Participant shall, not later than the March 1 following the close of his taxable year for which the excess elective deferrals have been made, notify the Administrator in writing of the portion of the excess elective deferrals that he wishes to be allocated to this Plan, if any, and request that the Salary Deferral Contributions made on his behalf under this Plan be reduced by the allocable amount specified by the Participant. If all plans, contracts and agreements described in Section 401(k), 403(b) and 408(k) of the Code pursuant to which the Participant is able to defer amounts for a taxable year for which excess elective deferrals have been made are sponsored by an Affiliated Company, the Administrator shall determine to which plan, contract or agreement (including the Plan) the excess elective deferrals shall be allocated for that taxable year and if the excess elective deferrals are to be allocated to the Plan, the Administrator shall notify the Trustee and the Participant in writing not later than March 1 following the close of that taxable year. Such notification shall be deemed to be a notification by the Participant to the Administrator. The portion of the excess elective deferrals that is allocated to this Plan, if any, shall be adjusted for income and loss in the manner provided above and shall then be distributed to the Participant no later than the immediately following April 15. If the Salary Deferral Contributions made on behalf of a Participant for a taxable year do not exceed the annual deferral limitation for that taxable year and the Administrator has not received any written Notice from the Participant (or deemed to have received written Notice from the Participant pursuant to the provisions hereof) by the March 1 immediately following that taxable year notifying the Administrator that the Participant allocates a portion of the excess elective deferrals, if any, for that taxable year to the Plan, the Administrator may assume that none of the Salary Deferral Contributions made on behalf of the Participant for that taxable year constitute Excess Elective Deferrals and that no distribution is required to be made from the Participant's Salary Deferral Contribution Account pursuant to this Section 4.1. Notwithstanding the fact that Excess Elective Deferrals have been (or will be) distributed to a Highly Compensated Employee as provided above, the excess amount of such Salary Deferral Contributions or the portion of such Salary Deferral Contributions that are deemed to constitute Excess Elective Deferrals by reason of the Administrator's or Participant's written Notice of allocation hereunder shall still be treated as a Salary Deferral Contribution for purposes of applying the Actual Deferral Percentage test described in
Section 4.2 hereof for the Year in which such Excess Elective Deferrals were made, except to the extent provided under rules prescribed by the Secretary of the Treasury.

         Sec. 4.2 Actual Deferral Percentage Tests. For each Year, the Administrator shall determine whether the aggregate amount allocated to each Participant's Salary Deferral Contribution Account attributable to Salary Deferral Contributions and qualified non-elective contributions (that are designated under Section 3.3 for consideration under this Section 4.2) made for that Year shall satisfy one of the following tests, in addition to the test set forth in Article VI:

         (a) the "Actual Deferral Percentage" for the Year for the group consisting of all eligible Highly Compensated Employees (as defined below) shall not exceed the "Actual Deferral Percentage" for the preceding Year for the group consisting of all eligible Non-Highly Compensated Employees (as defined below) multiplied by 1.25; or

         (b) the "Actual Deferral Percentage" for the Year for the group consisting of all eligible Highly Compensated Employees shall not exceed the lesser of (i) 200% of the "Actual Deferral Percentage" for the preceding Year for the group consisting of all eligible Non-Highly Compensated Employees or (ii) the "Actual Deferral Percentage" for the preceding Year for the group consisting of all eligible Non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe; or

         (c) the alternate method of meeting nondiscrimination requirements described in Section 401(k)(12) of the Code.

Notwithstanding subsections (a) and (b) above, the Company may elect in accordance with notices and regulations issued by the Internal Revenue Service, to determine compliance with either of the tests under subsection (a) or (b) for a Year by reference to the Actual Deferral Percentage of the eligible Non-Highly Compensated Employees for the current Year in lieu of determining such compliance based on the Actual Deferral Percentage of the eligible Non-Highly Compensated Employees for the preceding Year.

         For purposes of this Article IV, the following terms shall have the following meanings:

         (a) "Actual Deferral Percentage" for a Year or a preceding Year means, with respect to the group consisting of the eligible Highly Compensated Employees and the group consisting of the eligible Non-Highly Compensated Employees, the average (expressed as a percentage) of the ratios, calculated separately for each Employee in each such group and rounded to the nearest one-hundredth of one percent, of the amount of Salary Deferral Contributions and qualified non-elective contributions (that are designated under Section 3.3 for consideration under this Section 4.2) allocated to each Employee's Salary Deferral Contribution Account under Section 7.2 and Section 7.4, respectively, (unreduced in the case of Highly Compensated Employees by distributions made to any such Employee pursuant to Section 4.1 hereof) for such Year or preceding Year, whichever is applicable, to such Employee's Annual Compensation [as defined in subsection (c) below] paid or accrued during the Year or preceding Year, whichever is applicable, in which the Employee was an eligible Highly Compensated Employee or eligible Non-Highly Compensated Employee. Notwithstanding the preceding sentence, a qualified non-elective contribution can be considered in calculating the Actual Deferral Percentage of an eligible Non-Highly Compensated Employee for a Year only if the qualified non-elective contribution is allocated as of a date within that Year and is actually contributed to the Trust Fund by an Employer no later than the last day of the Year immediately following the Year to which that qualified non-elective contribution relates.

         (b) "Actual Deferral Ratio" means each separately calculated ratio under subsection (a) above. An Employee who is considered a Highly Compensated Employee under Section 1.25 or a Non-Highly Compensated Employee under Section 1.38 shall considered an "eligible Highly Compensated Employee" or an "eligible Non-Highly Compensated Employee" for purposes of this Section 4.2 for each Year he is employed by an Employer if he has satisfied the eligibility requirements of Article II and reached a 401(k) Entry Date on which he could have become a Participant, regardless of whether (i) he has elected to have an Employer make a Salary Deferral Contribution to the Plan on his behalf under Section 3.1 for that Year, (ii) his right to make Salary Deferral Contributions to the Plan for that Year has been totally or partially suspended under Section 15.6(d) due to his receipt of a hardship distribution, or (iii) he is suspended from further contributions during the Year due to the limitations of Section

         415 of the Code as described in Article VIII. Moreover, the eligible Non-Highly Compensated Employees for a preceding Year shall be determined for that Year as described in the preceding sentence and shall not be affected by any such Non-Highly Compensated Employee's status as an Employee, Highly Compensated Employee or Non-Highly Compensated Employee for the current Year. Consequently, for purposes of this Section 4.2, the Actual Deferral Ratio for each Highly Compensated Employee and Non-Highly Compensated Employee who is eligible to, but does not elect to have an Employer make a Salary Deferral Contribution on his behalf to the Plan for a Year, shall be zero for that Year, unless the Employer makes a qualified non-elective contribution to the Plan for a Year to satisfy the Actual Deferral Percentage tests, in which case the Actual Deferral Ratio for each such Non-Highly Compensated Employee shall be the ratio of that portion of the qualified non-elective contribution attributable to contributions made by the Employer to satisfy the Actual Deferral Percentage tests which is allocated to his Salary Deferral Contribution Account under
         Section 7.4 for the Year to his Annual Compensation paid or accrued during the Year in which the Employee was an eligible Non-Highly Compensated Employee.

                  If any Employee who is an eligible Highly Compensated Employee is a participant in two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by an Affiliated Company, excluding any such arrangement that is part of an employee stock ownership plan [as defined in Section 4975(e)(7) of the Code] for purposes of determining his ratio under this Section 4.2, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement to the extent required under Section 401(k) of the Code. For purposes of this Section 4.2, if two or more plans or arrangements described in Section 401(k) of the Code are considered one plan for the purposes of Sections 401(a)(4) or 410(b) of the Code, such arrangements shall be treated as a single arrangement, and if the plans use different plan years, the Administrator shall determine the combined Salary Deferral Contributions and ratio on the basis of the plan years ending in the same calendar year. The Recordkeeper shall maintain records to demonstrate compliance with the tests under this Section 4.2, including the extent to which the Plan used qualified non-elective contributions made pursuant to Section 3.3 to satisfy a test.

         (c) "Annual Compensation" means for a particular Year, the definition of compensation determined by the Administrator to be used under
         Section 4.2 for that Year, provided that any such definition of compensation must satisfy Section 414(s) of the Code as determined under Treas. Reg. Section 1.414(s)-1(c).

         Sec. 4.3 Adjustments Required to Satisfy an Actual Deferral Percentage Test. If Salary Deferral Contributions made for any Year do not satisfy one of the tests set forth in Section 4.2, the excess amount that would result in a test being satisfied for that Year if it had not been made to the Plan shall be referred to as an "Excess Salary Deferral Contribution" and the Administrator shall, in its sole and absolute discretion and notwithstanding any other provision of the Plan to the contrary (but subject to the provisions of Sections
4.4 and 4.5), make appropriate adjustments pursuant to one or more of the following provisions:

         (a) Within 2 1/2 months following the close of the Year for which an Excess Salary Deferral Contribution was made, if administratively possible, and not later than the close of the Year immediately following the Year for which an Excess Salary Deferral Contribution was made, the Excess Salary Deferral Contribution (plus any income and minus any loss attributable thereto) shall be distributed to the Highly Compensated Employees to whose Salary Deferral Contribution Accounts all or a portion of such Excess Salary Deferral Contribution was allocated first from such Highly Compensated Employees' unmatched Salary Deferral Contributions, and then if necessary, from such Highly Compensated Employees' matched Salary Deferral Contributions; provided, however, that if matched Salary Deferral Contributions are distributed to correct an Excess Salary Deferral Contribution, the Matching Contribution to which such Excess Salary Deferral Contribution relates (plus any income and minus any loss attributable thereto) shall be forfeited (whether or not vested) at the time the Excess Salary Deferral Contribution is distributed and the forfeiture shall be applied as provided in Section 14.4.

         (b) Within the time prescribed by law to enable an Employer to obtain a deduction for a contribution on its federal income tax return for the Year for which an Excess Salary Deferral Contribution was made, the Employer shall, if the conditions applicable to qualified non-elective contributions under final Treasury regulations issued by the Secretary of the Treasury are satisfied, make a qualified non-elective contribution pursuant to Section 3.4 on behalf of the eligible Non-Highly Compensated Employees (as defined in Section 4.2) who meet the requirements of Section 7.5 in an amount sufficient to satisfy one of the tests set forth in Section 4.2 [before or after the application of subsection (a) above].

         The amount of the Excess Salary Deferral Contributions, if any, to be distributed pursuant to subsection (a) hereof for a Year shall be determined by a three-step process. First, a leveling method shall be used by the Administrator under which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio for that Year is reduced to the extent required (i) to enable the Plan to satisfy for that Year one of the Actual Deferral Percentage tests set forth in Section 4.2 or (ii) to cause such Highly Compensated Employee's Actual Deferral Ratio for that Year to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio for that Year. The Actual Deferral Ratio of any Highly Compensated Employee included for that Year in the leveling method of the first step shall be the Actual Deferral Ratio determined after the amount of that Highly Compensated Employee's Salary Deferral Contributions for that Year have been reduced by the amount of Excess Elective Deferrals for the Year, if any, that have been previously distributed under Section 4.1 to the Employee for the taxable year ending in that Year. This procedure shall be repeated until the Plan satisfies one of the Actual Deferral Percentage tests set forth in
         Section 4.2. Then the Administrator shall determine, with respect to each Highly Compensated Employee included for that Year in the leveling method of the first step, the difference between (i) that Highly Compensated Employee's Salary Deferral Contributions for that Year and
         (ii) the amount equal to the product of that Highly Compensated Employee's adjusted Actual Deferral Ratio determined for that Year pursuant to the leveling method of the first step multiplied by his Annual Compensation [as defined in Section 4.2(c)] for that Year. Finally, the Administrator shall add all amounts determined for that Year pursuant to the second step described in the preceding sentence which shall constitute the amount of the Excess Salary Deferral Contributions to be distributed pursuant to subsection (a) for that Year.

         Once the Plan satisfies one of the Actual Deferral Percentage tests, the amount of the Excess Salary Deferral Contributions determined for that Year pursuant to the preceding paragraph must be allocated to one or more Highly Compensated Employees for that Year pursuant to a leveling method under which the dollar amount of the Salary Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Salary Deferral Contributions for that Year is reduced to the extent required (i) to allocate to that Highly Compensated Employee all of the Excess Salary Deferral Contributions determined for that Year pursuant to the preceding paragraph or (ii) to cause such Highly Compensated Employee's dollar amount of Salary Deferral Contributions to equal the dollar amount of Salary Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Salary Deferral Contributions. This procedure shall be repeated until the entire amount of the Excess Salary Deferral Contributions determined for that Year has been allocated to one or more Highly Compensated Employees for that Year. The amount of the Excess Salary Deferral Contributions for a Year to be distributed to any Highly Compensated Employee for that Year shall be adjusted for income or loss as provided in the next paragraph. The Administrator shall then direct the Trustee to distribute the adjusted Excess Salary Deferral Contributions to each such Highly Compensated Employee.

         The income or loss attributable to the portion of the Excess Salary Deferral Contributions for a Year that are to be distributed to a Highly Compensated Employee hereunder shall be determined by multiplying the amount of the income or loss allocable to the Participant's Salary Deferral Contribution Account for the Year by a fraction, the numerator of which is the portion of the Excess Salary Deferral Contributions for the Year that are to be distributed to that Participant and the denominator of which is the balance of the Participant's Salary Deferral Contribution Account on the last day of the Year after adjustment as of such date under Section 9.2. In adjusting a Participant's Excess Salary Deferral Contributions for the income or loss attributable to such excess contributions, effective for the Year beginning August 1, 1997, the income or loss attributable to such excess contributions for the "gap period" shall not be considered. For purposes of this Section 4.3, "gap period" shall mean the period beginning with the first day of the Year next following the Year for which the Excess Salary Deferral Contributions were made on behalf of the Participant and ending on the date of the distribution.

         Sec. 4.4 Additional Adjustments of Salary Deferral Contributions. For purposes of assuring compliance with the Actual Deferral Percentage tests of
Section 4.2 hereof, the Administrator may, in its sole and absolute discretion, make such adjustments, reductions or suspensions to Salary Deferral Contribution rates of Participants who are Highly Compensated Employees at such times and in such amounts as the Administrator shall reasonably deem necessary, including prospective reductions of Salary Deferral Contributions at any time prior to or within the Year. The Administrator shall make such adjustments, reductions or suspensions based upon periodic reviews of the Salary Deferral Contribution rates of Highly Compensated Employees during the Year and may make such adjustments, reductions or suspensions in any amount notwithstanding any other provisions hereof. In addition, the Administrator shall take any other action to assure compliance with the Actual Deferral Percentage tests as shall be prescribed by the Secretary of the Treasury.

         Sec. 4.5 Other Permissible Methods of Testing and Correction. The provisions of this Article IV are intended to conform with Sections 401(k) and 402(g) of the Code. In the event that the Administrator determines, based on changes to the Code or interpretations or guidance issued by the Internal Revenue Service, that the requirements of such Code sections may be applied in a manner different from that prescribed in this Article IV, the Administrator may make appropriate adjustments to the administration of the Plan to incorporate such changes to the Code or interpretations or guidance. If a change to the Code or interpretations or guidance issued by the Internal Revenue Service results in more than one additional option in the manner in which this Article IV may be administered, the Administrator shall have the limited discretion to select the option to be used, provided that such option, when compared to the other option or options, results in the smallest adjustment to Participants' Individual Accounts.

         Sec. 4.6 Safe-Harbor Contributions. Notwithstanding the foregoing provisions of Article IV, effective August 1, 1999, the Plan is intended to satisfy the safe harbor provisions of Section 401(k)(12) of the Code.

                                    Article V

                         LIMITATIONS AND RESTRICTIONS ON
                             MATCHING CONTRIBUTIONS

         Sec. 5.1 Contribution Percentage Tests. For each Year, the Employer shall determine, after first applying the provisions of Section 4.3(a), whether the sum of (i) the amounts allocated to each Participant's Employer Matching Contribution Account attributable to Matching Contributions, if any, made for that Year and (ii) the amount allocated to each Participant's Salary Deferral Contribution Account attributable to qualified non-elective contributions (that are designated under Section 3.3 for consideration under this Section 5.1) for that Year shall satisfy one of the following tests, in addition to the test set forth in Article VI:

         (a) the "Contribution Percentage" for the Year for the group consisting of all eligible Highly Compensated Employees (as defined below) shall not exceed the "Contribution Percentage" for the preceding Year for the group consisting of all eligible Non-Highly Compensated Employees (as defined below) multiplied by 1.25; or

         (b) the "Contribution Percentage" for the Year for the group consisting of all eligible Highly Compensated Employees shall not exceed the lesser of (i) 200% of the "Contribution Percentage" for the preceding Year for the group consisting of all eligible Non-Highly Compensated Employees or (ii) the "Contribution Percentage" for the preceding Year for the group consisting of all eligible Non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe; or

         (c) the alternate method of meeting nondiscrimination requirements described in Section 401(m)(11) of the Code.

Notwithstanding subsections (a) and (b) above, the Company may elect in accordance with notices and regulations issued by the Internal Revenue Service, to determine compliance with either of the tests under subsection (a) or (b) for a Year by reference to the Contribution Percentage of the eligible Non-Highly Compensated Employees for the current Year in lieu of determining such compliance based on the Contribution Percentage of the eligible Non-Highly Compensated Employees for the preceding Year.

         For purposes of this Article V, the following terms shall have the following meanings:

         (a) "Contribution Percentage" for a Year or a preceding Year means, with respect to the group consisting of the eligible Highly Compensated Employees and the group consisting of the eligible Non-Highly Compensated Employees, the average (expressed as a percentage) of the ratios, calculated separately for each Employee in each such group and rounded to the nearest one-hundredth of one percent, of the sum of (i) the amount of Matching Contributions, if any, allocated to each Employee's Employer Matching Contribution Account under Section 7.3 for such Year or preceding Year, whichever is applicable, after reduction for forfeited Matching Contributions, if any, under Section 4.3(a), and
         (ii) the amount allocated to each Employee's Salary Deferral Contribution Account under Section 7.4 attributable to qualified non-elective contributions (that are designated under Section 3.4 for consideration under this Section 5.1) for such Year or preceding Year, whichever is applicable, to such Employee's Annual Compensation [as defined in subsection (c) below] paid or accrued during the Year or preceding Year, whichever is applicable, in which the Employee was an eligible Highly Compensated Employee or eligible Non-Highly Compensated Employee. Notwithstanding the preceding sentence, a qualified non-elective contribution can be considered in calculating the Actual Deferral Percentage of an eligible Non-Highly Compensated Employee for a Year only if the qualified non-elective contribution is allocated as of a date within that Year and is actually contributed to the Trust Fund by an Employer no later than the last day of the Year immediately following the Year to which that qualified non-elective contribution relates.

         (b) "Actual Contribution Ratio" means each separately calculated ratio under subsection (a) above. An Employee who is considered a Highly Compensated Employee under Section 1.25 or a Non-Highly Compensated Employee under Section 1.38 shall be considered an "eligible Highly Compensated Employee" or an "eligible Non-Highly Compensated Employee" for purposes of this Section 5.1 for each Year he is employed by an Employer if he has satisfied the eligibility requirements of Article II and reached a 401(k) Entry Date on which he could have become a Participant, regardless of whether he elected to have an Employer make a Salary Deferral Contribution to the Plan on his behalf under Section
         3.1 and is eligible to receive an allocation of a Matching Contribution under Section 7.3 for that Year. Moreover, the eligible Non-Highly Compensated Employees for a preceding Year shall be determined for that Year as described in the preceding sentence and shall not be affected by any such Non-Highly Compensated Employee's status as an Employee, Highly Compensated

         Employee or Non-Highly Compensated Employee for the current Year. Consequently, for purposes of this Section 5.1, the Actual Contribution Ratio for each Highly Compensated Employee and Non-Highly Compensated Employee who is eligible to, but does not elect to have an Employer make a Salary Deferral Contribution on his behalf to the Plan for a Year, shall be zero for that Year, unless an Employer makes a qualified non-elective contribution to the Plan for a Year to satisfy the Contribution Percentage tests, in which case the Actual Contribution Ratio for each such Non-Highly Compensated Employee shall be the ratio of that portion of the qualified non-elective contribution attributable to contributions made by an Employer to satisfy the Contribution Percentage tests which is allocated to his Salary Deferral Contribution Account under Section 7.4 for the Year to his Annual Compensation paid or accrued during the Year in which the Employee was an eligible Non-Highly Compensated Employee.

                  For purposes of this Section 5.1, if two or more plans of an Employer to which matching contributions within the meaning of Section 401(m)(4)(A) of the Code, employee voluntary after-tax contributions or elective deferrals within the meaning of Section 401(m)(4)(B) of the Code are made are treated as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, [other than the average benefits test, and excluding allocations under an employee stock ownership plan as defined in Section 4975(e)(7) or 409 of the Code, or the portion of a plan which constitutes an employee stock ownership plan], such plans shall be treated as one plan for purposes of this Section 5.1, and if the plans use different plan years, the Administrator shall determine the combined Matching Contributions and the ratio on the basis of the plan years ending in the same calendar year. The Recordkeeper shall maintain records to demonstrate compliance with the tests under this
         Section 5.1, including the extent to which the Plan used qualified non-elective contributions made pursuant to Section 3.3 to satisfy a test. In addition, if any Employee who is an eligible Highly Compensated Employee participates in two or more plans described in
         Section 401(a) of the Code which are maintained by an Affiliated Company to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 5.1 to the extent required under Section 401(m) of the Code.

         (c) "Annual Compensation" means for a particular Year, the definition of compensation determined by the Administrator to be used under this
         Section 5.1 for that Year, provided that any such definition of compensation must satisfy Section 414(s) of the Code as determined under Treas. Reg. Section 1.414(s)-1(c).

         Sec. 5.2 Adjustments Required to Satisfy a Contribution Percentage Test. If Matching Contributions, if any, made for any Year and allocated under
Section 7.3 do not satisfy one of the tests set forth in Section 5.1, the excess amount that would result in a test being satisfied for the Year if it had not been made to the Plan shall be referred to as an "Excess Matching Contribution" and the Administrator shall, in its sole and absolute discretion and notwithstanding any other provision hereof, make appropriate adjustments in accordance with Sections 401(a)(4) and 401(m) of the Code (and the Treasury regulations thereunder) pursuant to subsections (a) or (b), as determined by the Administrator, as follows:

         (a) Such excess portion (plus any income and minus any loss attributable thereto) shall be distributed to the Highly Compensated Employee within 2 1/2 months following the close of that Year, if administratively possible, and not later than the close of the Year immediately following that Year; or

         (b) In lieu of or in addition to the application of subsections
         (a) above, within the time prescribed by law to enable an Employer to obtain a deduction for a contribution on its federal income tax return for the Year for which an Excess Matching Contribution was made, the Employer shall, if the conditions applicable to qualified non-elective contributions under final Treasury regulations issued by the Secretary of the Treasury are satisfied, make a qualified nonelective contribution pursuant to Section 3.3 on behalf of the eligible Non-Highly Compensated Employees (as defined in Section 5.1) in an amount sufficient to satisfy one of the tests set forth in Section 5.1 [before or after the application of subsection (a)].

         The amount of the Excess Matching Contributions, if any, to be distributed or forfeited pursuant to subsection (a) hereof for a Year shall be determined by a three-step process. First, a leveling method shall be used by the Administrator under which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio for that Year is reduced to the extent required (i) to enable the Plan to satisfy for that Year one of the Contribution Percentage tests set forth in Section 5.1 or (ii) to cause such Highly Compensated Employee's Actual Contribution Ratio for that Year to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio for that Year. This procedure shall be repeated until the Plan satisfies one of the Contribution Percentage tests set forth in Section 5.1. Then the Administrator shall determine, with respect to each Highly Compensated Employee included for that Year in the leveling method of the first step, the difference between (i) that Highly Compensated Employee's Matching Contributions for that Year and (ii) the amount equal to the product of that Highly Compensated Employee's adjusted Actual Contribution Ratio determined for that Year pursuant to the leveling method of the first step multiplied by his Annual Compensation [as defined in Section 5.1(c)] for that Year. Finally, the Administrator shall add all amounts determined for that Year pursuant to the second step described in the preceding sentence which shall constitute the amount of the Excess Matching Contributions to be distributed pursuant to subsection (a) for that Year.

         Once the Plan satisfies one of the Contribution Percentage tests, the amount of the Excess Matching Contributions determined for that Year pursuant to the preceding paragraph must be allocated to one or more Highly Compensated Employees for that Year pursuant to a leveling method under which the dollar amount of the Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions for that Year is reduced to the extent required
         (i) to allocate to that Highly Compensated Employee all of the Excess Matching Contributions determined for that Year pursuant to the preceding paragraph or (ii) to cause such Highly Compensated Employee's dollar amount of Matching Contributions to equal the dollar amount of Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions. This procedure shall be repeated until the entire amount of the Excess Matching Contributions determined for that Year has been allocated to one or more Highly Compensated Employees for that Year. The amount of the Excess Matching Contributions for a Year to be distributed to any Highly Compensated Employee for that Year shall be adjusted for income or loss as provided in the next paragraph. The Administrator shall then direct the Trustee to distribute the adjusted Excess Matching Contributions to each such Highly Compensated Employee.

         The income or loss attributable to the portion of the Excess Matching Contributions for a Year that are to be distributed to a Highly Compensated Employee hereunder shall be determined by multiplying the amount of the income or loss allocable to the Participant's Employer Matching Contribution Account for the Year by a fraction, the numerator of which is the portion of the Excess Matching Contributions for the Year that are to be distributed to that Participant and the denominator of which is the balance of the Participant's Employer Matching Contribution Account on the last day of the Year after adjustment as of such date under Section 9.2. In adjusting a Participant's Excess Matching Contributions for the income or loss attributable to such excess contributions, the income or loss attributable to such excess contributions for the "gap period" shall not be considered. For purposes of this Section 5.2, "gap period" shall mean the period beginning with the first day of the Year next following the Year for which the Excess Matching Contributions were made on behalf of the Participant and ending on the date of the distribution.

         Sec. 5.3 Testing of Salary Deferral Contributions Under Contribution Percentage Test. Notwithstanding the foregoing provisions of this Article V or of Article IV, all or a portion of the Salary Deferral Contributions made on behalf of eligible Non-Highly Compensated Employees may be treated as Matching Contributions made on behalf of such eligible Non-Highly Compensated Employees for the purpose of meeting the Contribution Percentage test set forth in Section 5.1, provided that the Actual Deferral Percentage test of Section 4.2 can be met, both when the Salary Deferral Contributions treated as Matching Contributions hereunder are included in performing such Actual Deferral Percentage test and when such Salary Deferral Contributions are excluded in performing such Actual Deferral Percentage test. Except for purposes of meeting the Contribution Percentage test of Section 5.1 to the extent described hereunder, any such Salary Deferral Contributions shall continue to be treated as Salary Deferral Contributions for all other purposes of the Plan.

         Sec. 5.4 Other Permissible Methods of Testing and Corrections. The provisions of this Article V are intended to conform with Section 401(m) of the Code. In the event that the Administrator determines, based on changes to the Code or interpretations or guidance issued by the Internal Revenue Service, that the requirements of such Code section may be applied in a manner different from that prescribed in this Article V, the Administrator may make appropriate adjustments to the administration of the Plan to incorporate such changes to the Code or interpretations or guidance. If a change to the Code or interpretations or guidance issued by the Internal Revenue Service results in more than one additional option in the manner in which this Article V may be administered, the Administrator shall have the limited discretion to select the option to be used, provided that such option, when compared to the other option or options, results in the smallest adjustment to Participants' Individual Accounts.

         Sec. 5.5 Safe-Harbor Contributions. Notwithstanding the foregoing provisions of Article V, effective August 1, 1999, the Plan is intended to satisfy the safe harbor provisions of Section 401(m)(11) of the Code.

                                   Article VI

                       AGGREGATE LIMIT ON ACTUAL DEFERRAL
                          AND CONTRIBUTION PERCENTAGES

         Sec. 6.1 General Rules. If at least one Highly Compensated Employee is included in the Actual Deferral Percentage test under Section 4.2 and in the Contribution Percentage test under Section 5.1, in addition to satisfaction of the Actual Deferral Percentage test and the Contribution Percentage test, the sum of the Highly Compensated Group's Actual Deferral Percentage under Section
4.2 and Contribution Percentage under Section 5.1 may not exceed the aggregate limit (the "multiple use limitation") of this Article VI. The multiple use limitation of this Article VI does not apply, however, unless (a) prior to the application of the multiple use limitation, the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Group each exceeds 125% of the respective percentages for the Non-Highly Compensated Group; or (b) the Plan does not satisfy the alternative methods of meeting non-discrimination requirements described in Sections 401(k)(12) and 401(m)(11) of the Code.

         Sec. 6.2 Multiple Use Limitations. The multiple use limitation is the greater of (i) the sum of (a) and (b) or (ii) the sum of (c) and (d), where:

         (a) is 125% of the greater of:

                  (i) the Actual Deferral Percentage of the Non-Highly Compensated Group under Section 4.2 for the preceding Year; or

                  (ii) the Contribution Percentage of the Non-Highly Compensated Group under Section 5.1 for the preceding Year; and

         (b) is equal to two percent plus the lesser of the percentage in subsection (a)(i) or (a)(ii) above, but not more than twice the lesser of the percentage in subsection (a)(i) or (a)(ii); or

         (c) is equal to 125% of the lesser of:

                  (i) the Actual Deferral Percentage of the Non-Highly Compensated Group under Section 4.2 for the preceding Year; or

                  (ii) the Contribution Percentage of the Non-Highly Compensated Group under Section 5.1 for the preceding Year; and

         (d) is equal to two percent plus the greater of the percentage in subsection (c)(i) or (c)(ii) above, but not more than twice the greater of the percentage in subsection (c)(i) or (c)(ii).

The Administrator shall determine whether the Plan satisfies the multiple use limitation after applying the Actual Deferral Percentage test under Section 4.2 and the Contribution Percentage test under Section 5.1 and after making any corrective distributions, the use of qualified non-elective contributions, or any other adjustments required or permitted by Articles IV and V. If after applying this Section 6.2, the Administrator determines that the Plan has failed to satisfy the multiple use limitation, the Administrator shall correct the failure by treating the excess amount as Excess Matching Contributions under
Section 5.2. For purposes of this Article VI, "Highly Compensated Group" and "Non-Highly Compensated Group" means the group of Employees who are eligible Highly Compensated Employees and eligible Non-Highly Compensated Employees, respectively, for the Year or preceding Year, whichever is applicable, as defined in Sections 4.2 and 5.1.

         Sec. 6.3 Prospective Reduction of Contributions. In the event that it is determined by the Administrator at any time prior to or within a Year that the multiple use limitation prescribed in Section 6.2 could be exceeded with respect to such Year, then the amount of Salary Deferral Contributions (as determined by the Committee in its sole and absolute discretion) made on behalf of Participants who are Highly Compensated Employees may be reduced in a manner similar to the procedures described in Section 4.4.

         Sec. 6.4 Safe-Harbor Contributions. Notwithstanding the foregoing provisions of Article VI, effective August 1, 1999, the Plan is intended to satisfy the safe harbor provisions of Sections 401(k)(12) and 401(m)(11) of the Code.

                                   Article VII

                           ALLOCATION OF CONTRIBUTIONS

         Sec. 7.1 Establishment of Accounts. The Recordkeeper shall establish and maintain a separate account as a record of each Participant's interest in the Trust Fund with respect to each Individual Account in which a Participant has an interest, including, as appropriate, sub-accounts for the Participant's Salary Deferral Contributions, his Matching Contributions, his profit sharing contributions and his Rollover Contributions. One or more sub-accounts shall be maintained within each Individual Account to reflect the Participant's investment elections among the Investment Funds.

         Sec. 7.2 Allocation of Salary Deferral Contributions. As of each Allocation Date, but after adjustment of the Individual Accounts as provided in
Section 9.2, the Employer contributions deposited with the Trustee during the period since the last Allocation Date that were made pursuant to a salary deferral agreement entered into with a Participant pursuant to Section 3.1 shall be allocated by the Recordkeeper to the Participant's Salary Deferral Contribution Account; provided however, that the amount allocated hereunder shall be subject to the limitations of Sections 4.1 and 4.2.

         Sec. 7.3 Allocation of Matching Contributions. As of each Allocation Date, but after adjustment of the Individual Accounts as provided in Section 9.2, and after applying the limitations of Section 5.1 and Article VI, the Administrator shall, to the extent permitted by either of the Contribution Percentage tests of Section 5.1 and the multiple use limitation of Article VI, direct the Recordkeeper to allocate the Matching Contribution made pursuant to
Section 3.2 for the period
ending on such Allocation Date and any forfeitures that were applied to reduce Matching Contributions, as provided in Section 14.4 for said period, and shall credit the same to the Employer Matching Contribution Accounts of all Participants for whom the contributions were made.

         Sec. 7.4 Allocation of Employer Qualified Non-Elective Contributions. As of the last day of each Year, but after adjustment of the Individual Accounts as provided in Section 9.2, if an Employer made qualified non-elective contributions for a Year under Section 3.3 on behalf of Participants who are Non-Highly Compensated Employees in order to insure that one of the Actual Deferral Percentage tests described in Section 4.2 are met for such Year or that one of the Contribution Percentage tests described in Section 5.1 are met for such Year, such qualified non-elective contributions shall be allocated to the Salary Deferral Contribution Accounts of the Non-Highly Compensated Employees determined by the Committee in the manner determined by the Committee.

         Sec. 7.5 Credit of Rollover Contributions. A Rollover Contribution made by an Employee during the period since the last Allocation Date shall be credited to his Rollover Account.

         Sec. 7.6 Included Individual Accounts. For the purposes of this Article VII, references to the Individual Accounts of Participants shall include the Individual Accounts of those who die, become disabled, retire, or terminate their services during the Year in question.

                                  Article VIII

                            LIMITATION ON ALLOCATIONS

         Sec. 8.1 Limitation on Allocations. Notwithstanding any other provision of the Plan, the following provisions shall be applicable to the Plan:

         (a) If this Plan is the only plan maintained by an Employer which covers the class of Employees eligible to participate hereunder and the Participant does not participate in and has never participated in a Related Plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 8.2(a), the Annual Additions which may be allocated under this Plan to a Participant's Individual Account for a Limitation Year shall not exceed the lesser of:

                  (i) the Maximum Permissible Amount; or

                  (ii) any other limitation contained in this Plan.

         (b) If an Employer maintains, in addition to this Plan, (i) a Related Plan which covers the same class of Employees eligible to participate hereunder, (ii) a welfare benefit fund, as defined in Section 419(e) of the Code, or (iii) an individual medical account, as defined in Section 415(l)(2) of the Code, which provides an Annual Addition, the Annual Additions which may be allocated under this Plan to a Participant's Individual Account for a Limitation Year shall not exceed the lesser of:

                  (i) the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under this Plan and such other Related Plan and the welfare plans described in clauses (ii) and (iii) above; or

                  (ii) any other limitation contained in this Plan.

         Sec. 8.2 Definitions. For purposes of this Article VIII, the following terms shall have the meanings set forth below:

         (a) "Annual Additions" means the sum of the following amounts allocated to a Participant's Individual Account for a Limitation Year:

                  (i) all Employer contributions;

                  (ii) all forfeitures;

                  (iii) all Employee contributions; and

                  (iv) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

         In addition, Annual Additions shall include Excess Elective Deferrals under Section 4.1 that are not distributed under that section to the Participant before April 15 following the taxable year of deferral, Excess Salary Deferral Contributions within the meaning of Section 4.3 and Excess Matching Contributions within the meaning of Section 5.2.

         For purposes of this Article VIII, Employee contributions shall be determined without regard to any (i) rollover contribution within the meaning of Section 402(a)(5), 403(a)(4) or 408(d)(3) of the Code [or, on or after January 1, 1993, an eligible rollover contribution as described in Section 402(c)(4) of the Code], (ii) contribution by the Employee to a simplified employee pension, (iii) contribution to an individual retirement account or individual retirement annuity, (iv) repayment of loans made to the Participant from the Plan, and (v) direct transfers of Employee contributions from a plan described in
         Section 401(a) of the Code to the Plan.

         (b) "Excess Amount" means the excess of the Annual Additions allocated to a Participant's Individual Account for the Limitation Year over the Maximum Permissible Amount, less loading and other administrative charges allocable to such excess.

         (c) "Limitation Year" means a twelve-consecutive month period ending on the last day of the Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (d) "Maximum Permissible Amount" for a Limitation Year with respect to any Participant shall be the lesser of:

                  (i) $30,000 [or, beginning January 1, 1999, and each January thereafter, such other dollar limitation determined for the Limitation Year by automatically adjusting the $30,000 limitation by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary shall prescribe]; or

                  (ii) 25% of the Participant's Annual Compensation for the Limitation Year.

         (e) "Employer" means for purposes of this Article VIII, any Employer and any Affiliated Company that adopts this Plan; provided, however, the determination under Sections 414(b) and (c) of the Code shall be made as if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it is incorporated into Section 414(b) and (c) of the Code.

         (f) "Annual Compensation" means, notwithstanding Section 1.6, for the purposes of this Article VIII, a Participant's earned income, wages, salaries, fees for professional service and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances) and amounts excluded from income under Section 125, 402(g)(3) and 457 of the Code, and excluding the following:

                  (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible under Section 219(b)(2) of the Code, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Employee when distributed;

                  (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (iv) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of a 403(b) annuity contract under Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee), contributions made by an Employer for medical benefits [within the meaning of Section 401(h) or 419A(f)(2) of the Code] which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

         For Limitation Years after December 31, 1991, Annual Compensation for any Limitation Year is the Annual Compensation actually paid or includible in gross income during such Limitation Year. For Limitation Years after December 31, 1997, Annual Compensation shall include amounts contributed by an Employer pursuant to a salary deferral agreement which are excludable from the Participant's gross income under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

         (g) "Related Plan" means any other defined contribution plan [as defined in Section 415(k) of the Code] maintained by any Employer as defined in Section 8.2(e).

         (h) "Defined Contribution Plan Fraction" means for any Limitation Year:

                  (i) the sum of the Annual Additions to the Participant's account under this Plan and his accounts under any Related Plan and welfare plans [as described in Section 8.1(b)(ii) and
                  (iii)] as of the close of the Limitation Year,

         divided by:

                  (ii) the sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of his service for an Employer:

                           (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Limitation Year [determined without regard to Section 415(c)(6) of the Code], or

                           (B) the product of 1.4, multiplied by an amount equal to 25% of the Participant's Annual Compensation for the Limitation Year.

         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by an Employer which were in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of that fraction and the Defined Benefit Plan Fraction otherwise would exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0, times
         (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed under this Section 8.2(h) as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitations applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

         The adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds
         1.0 because of accruals or additions that were made before the limitations of this Article VIII became effective to any plans of an Employer in existence on July 1, 1982. With respect to any Limitation Year ending after December 31, 1982, the amount taken into account under Section 8.1(h)(ii) above with respect to each Participant for all Limitation Years ending before January 1, 1983, shall be an amount equal to the product of (iii) and (iv), where

                  (iii) is the amount determined under Section 8.1(h)(ii) [as in effect for the Limitation Year ending in 1982] for the Limitation Year ending in 1982, multiplied by

                  (iv) a fraction, the numerator of which is the lesser of

                           (A) $51,875, or

                           (B) 1.4, multiplied by 25% of the Annual Compensation of the Participant for the Limitation Year ending in 1981, and the denominator of which is the lesser of

                           (A) $41,500 or

                           (B) 25% of the Annual Compensation of the Participant for the Limitation Year ending in 1981.

         (i) "Defined Benefit Plan Fraction" means for any Limitation Year:

                  (i) the projected Annual Benefit of the Participant under the defined benefit plans maintained by an Employer determined as of the close of the Limitation Year,

         divided by:

                  (ii) the lesser of:

                           (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Limitation Year, or

                           (B) the product of 1.4, multiplied by 100% of the Participant's Average Compensation.

         If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

         (j) "Average Compensation" means the average Annual Compensation during a Participant's high three years of service, which period is the three consecutive calendar years (or, the actual number of consecutive years of employment for those Employees who are employed for less than three consecutive years with an Employer) during which the Employee had the greatest aggregate Annual Compensation from the Employer, including any adjustments under Section 415(d) of the Code.

         (k) "Annual Benefit" means a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no Rollover Contributions are made.

         Sec. 8.3 Excess Annual Additions. In the event that, notwithstanding
Section 8.5(a) hereof, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant for the Limitation Year and such Excess Amount arises as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Annual Compensation [as defined in Section 8.2(f)] for the Year, a reasonable error in determining the amount of Salary Deferral Contributions that may be made by a Participant under the limits of Section 415 of the Code, or as a result of other facts and circumstances as established by the Commissioner of the Internal Revenue Service, the Excess Amounts shall not be deemed an Annual Addition in that Limitation Year, to the extent such Excess Amounts are treated in accordance with any of the following:

         (a) Salary Deferral Contributions and earnings thereon shall be distributed to the Participant to the extent necessary to reduce the Excess Amount as soon as practicable after the close of the Year; provided, however, that in the event Matching Contributions have been made by an Employer against any Salary Deferral Contributions that are returned to the Participant under this Section 8.3(a), then such Matching Contributions shall, to the extent necessary to satisfy
         Section 401(m) of the Code, be adjusted with respect to the Participant pursuant to the procedures set forth in Section 5.2. The amounts distributed are disregarded for purposes of applying Section 402(g) of the Code and the tests set forth in Sections 4.2 and 5.1.

         (b) If an Excess Amount still exists after application of subsection
         (a) hereof, the Excess Amount attributable to the portion of the Matching Contribution, if any, made pursuant to Section 3.2, which has been allocated to a Participant under the Plan for a Year but which cannot be allocated to his Employer Matching Contribution Account because of the limitation imposed by this Section, shall, subject to the limitations of Section 8.1(a) and Section 5.1, be allocated and reallocated in the current Limitation Year to the Employer Matching Contribution Accounts of the other Participants entitled to share in the Matching Contributions for that Year in accordance with Section 7.3.

         (c) Any Excess Amount that cannot be allocated will be held unallocated in a suspense account. If a balance exists in the suspense account in any Year in which an Employer makes contributions pursuant to Sections 3.2 or 3.3, such balance shall be used to reduce the Employer contributions pursuant to such Sections and shall be allocated in the same manner as such contributions would have been allocated; provided, however, if in any such Year contributions are made pursuant to Section 3.2 and Section 3.3, such balance shall first be used to make the qualified non-elective contribution pursuant to Section 3.3, then the Matching Contribution, if any, pursuant to
         Section 3.2. All amounts in the suspense account must be allocated and reallocated to the Participants' Salary Deferral Contribution Accounts, Employer Contribution Accounts, or Employer Matching Contribution Accounts (as determined by which type or types of Employer contributions the balance in the suspense account, if any, is used to reduce), subject to the limitations of Section 8.1(a), Section 4.2 and
         Section 5.1, in succeeding Limitation Years before any qualified non-elective contributions, Matching Contributions, and Employer non-matching contributions which constitute Annual Additions may be made to the Plan.

         (e) in the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participants' Individual Account.

         Sec. 8.4 Combined Plan Limits. [Attributable solely to years beginning before August 1, 2000.]

         (a) If an Employer maintains, or has ever maintained, one or more defined benefit plans covering an Employee who is also a Participant in this Plan, the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, cannot exceed 1.0 for any Limitation Year. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of Treasury so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Section 415(e)(1) of the Code [as revised by this Section 8.4(a)] does not exceed 1.0 for such Limitation Year.

         (b) For purposes of this Section 8.4, Employee contributions to a defined benefit plan are treated as a separate defined contribution plan. In addition, any contributions paid or accrued after December 31, 1985 which are attributable to medical benefits allocated under a welfare benefit fund [as defined in Section 419(e) of the Code] during Years ending after December 31, 1985 to a separate account established for any post-retirement medical benefits provided with respect to a Participant, who, at any time, during the Year or any preceding Year, is or was a Key Employee, shall be treated as Annual Additions to a defined contribution plan. Further, all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.

         (c) If the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction exceeds 1.0, the sum of the fractions will be reduced to 1.0 as follows:

                  (i) voluntary nondeductible Employee contributions made by a Participant to the defined benefit plan which constitute an Annual Addition to a defined contribution plan, to the extent they would reduce the sum of the fractions to 1.0, will be returned to the Participant;

                  (ii) if additional reductions are required for the sum of the fractions to equal 1.0, voluntary nondeductible Employee contributions made by a Participant to this Plan which constitute an Annual Addition to this Plan, to the extent they would reduce the sum of the fractions to 1.0, will be returned to the Participant;

                  (iii) if additional reductions are required for the sum of the fractions to equal 1.0, the Annual Benefit of a Participant under the defined benefit plan will be reduced (but not below zero and not below the amount of the Participant's accrued benefit to date) to the extent necessary to prevent the sum of the fractions, computed as of the close of the Limitation Year from exceeding 1.0; and

                  (iv) if additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the Annual Additions of this Plan.

         Sec. 8.5 Special Rules.

         (a) Notwithstanding any other provision of this Article VIII, an Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. In the event the making of any Salary Deferral Contribution, Matching Contribution, or Employer non-matching or other contribution, or any part thereof, would result in the limitations set forth in this Article VIII being exceeded, the Administrator shall cause such contributions not be made. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of the contribution were an Allocation Date. The Administrator shall cause the Recordkeeper to maintain records which reflect the contributions to be allocated to the Individual Account of each Participant in any Limitation Year. In the event that it is determined prior to or within any Limitation Year that the foregoing limitations would be exceeded if the full amount of contributions otherwise allocable would be allocated, the Annual Additions to this Plan for the remainder of the Limitation Year shall be adjusted by reducing (i) first, any unmatched Salary Deferral Contributions, (ii) second, any Employer non-matching contributions and (iii) third, any matched Salary Deferral Contributions and a corresponding share of Matching Contributions but, in each case, only to the extent necessary to satisfy the limitations.

         (b) If the Annual Additions with respect to the Participant under other Related Plans and welfare plans described in Section 8.1(b)(ii) and
         (iii) are less than the Maximum Permissible Amount and the Employer contribution that otherwise would be contributed or allocated to the Participants' Individual Account under this Plan would cause the Annual Additions for the Limitation Year to exceed the limitation of Section 8.1(b), the amount contributed or allocated will be reduced so that the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the

         Participant under the Related Plans and welfare plans described in
         Section 8.1(b)(ii) and (iii) in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participants' Individual Account under this Plan for the Limitation Year. If a Participant's Annual Additions under this Plan and all Related Plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated, except that Annual Additions attributable to a welfare plan described in
         Section 8.1(b)(ii) and (iii) will be deemed to have been allocated first regardless of the actual allocation date.

         (c) If an Excess Amount was allocated to a Participant on an allocation date of a Related Plan, the Excess Amount attributed to this Plan will be the product of:

                  (i) the total Excess Amount allocated as of such date [including any amount which would have been allocated but for the limitations of Section 8.1(b)],

         multiplied by:

                  (ii) the ratio of:

                           (A) the amount allocated to the Participant as of such date under this Plan,

                  divided by:

                           (B) the total amount allocated as of such date under this Plan and all Related Plans [determined without regard to Section 8.1(b)].

         (d) Prior to the determination of the Participant's actual Annual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated Annual Compensation for such Limitation Year. Such estimated Annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated Annual Compensation shall be reduced by any Excess Amounts carried over from prior Years.

         (e) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Annual Compensation for such Limitation Year.

                                   Article IX

                        ADJUSTMENT OF INDIVIDUAL ACCOUNTS

         Sec. 9.1 Trust Fund Valuation. The value of each Investment Fund and of the Trust Fund shall be determined by the Trustee as of the close of business on each Valuation Date, or as soon thereafter as practicable, and shall be the fair market value of all securities or other property held in the Investment Funds, if any, plus cash and the fair market value of other assets held by the Trust Fund, with equitable adjustments for pending trades.

         While it is contemplated that the Trust Fund will be valued by the Trustee and allocations made only on the Valuation Date, at any time that the Plan's valuations are not performed on a daily basis, should it be necessary to make distributions under the provisions hereof and the Administrator, in good faith determines that, because of (i) an extraordinary change in general economic conditions, (ii) the occurrence of some casualty materially affecting the value of the Trust Fund or a substantial part thereof, or (iii) a significant fluctuation in the value of the Trust Fund has occurred since the immediately preceding Valuation Date, the Administrator may, in its sole discretion, to prevent the payee from receiving a substantially greater or lesser amount than what he would be entitled to, based on current values, cause a revaluation of the Trust Fund to be made and a reallocation of the interests therein as of the date the payee's right of distribution becomes fixed. The Administrator's determination to make such special valuation and the valuation of the Trust Fund as determined by the Trustee shall be conclusive and binding on all persons ever interested hereunder.

         If the Administrator in good faith determines that certain expenses of administration paid by the Trustee during the Year under consideration are not general, ordinary and usual and should not equitably be borne by all Participants, Former Participants and Beneficiaries, but should be borne only by one or more Participants, Former Participants or Beneficiaries, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Individual Accounts shall be increased by the amounts of such expenses, and the Administrator shall make suitable adjustments by debiting the particular Individual Account or Individual Accounts of such one or more Participants, Former Participants or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of Section 401(a) of the Code.

         Sec. 9.2 Adjustments to Participant's and Former Participant's Individual Accounts. The value of a Participant's or Former Participant's Individual Account (including for this purpose, the separate value of the sub-accounts of a Participant's or Former Participant's Individual Account, i.e., his Employer Contribution Account, his Salary Deferral Contribution Account, his Employer Matching Contribution Account, if any, his Rollover Account, if any), held in an Investment Fund maintained hereunder shall be determined as of each Valuation Date by:

         (a) First, allocating the Net Gains or Losses of each Fund since the preceding Valuation Date to the Participant's Individual Account in the same ratio as the value of the Participant's or Former Participant's Individual Account in such Fund (as adjusted below), as the case may be, bears to the aggregate value of all Individual Accounts in such Fund (as adjusted below), as the case may be. An Individual Account shall be adjusted on the Valuation Date for purposes of allocating Net Gains or Losses under the above paragraph by taking the value of such Individual Account as of the prior Valuation Date and (i) adding thereto (A) all contributions or loan repayments designated for investment in such Fund which were made with respect to the immediately prior valuation period but were received by the Trustee after the prior Valuation Date, plus (B) any transfers from any other Fund under the Plan to the Participant's Individual Account that were made after the prior Valuation Date and were effective as of such prior Valuation Date and (ii) deducting therefrom (A) any transfers to any other Fund or Funds under the Plan from the Participant's Individual Account within this Fund that were made after the prior Valuation Date and were effective as of such prior Valuation Date and (B) any Participant loans, withdrawals, or distributions from the Individual Account made after, but effective as of, the preceding Valuation Date.

         (b) Second, crediting the contributions and loan repayments made by or on behalf of the Participant with respect to the valuation period ending on the current Valuation Date and any transfers from the other Funds under the Plan to the Participant's Individual Account within this Fund made since the preceding Valuation Date.

         (c) Last, deducting any transfers to the other Funds under the Plan from the Participant's Individual Account maintained within this Fund and any loans, withdrawals and distributions from his Individual Account maintained within this Fund made since the preceding Valuation Date.

         For the purpose of this Section, "Net Gains or Losses" shall mean the increase or decrease in the fair market value of the assets of the Trust or the Investment Fund, as the case may be, (and if invested in a group insurance investment contract, such value being determined in accordance with the terms of the contract) as of the current Valuation Date, compared to such value which was utilized for the prior Valuation Date, less the sum of any deposits plus the sum of any loans, withdrawals, distributions or other deductions, if any, made to pay any expenses incurred with respect to the operations of this Fund. The initial Valuation Date for an Investment Fund shall be the date the funds are first invested in such Investment Fund.

                                    Article X

                               INDIVIDUAL ACCOUNTS

         Sec. 10.1 Participant Interest in Individual Accounts. Each Participant and Former Participant shall at all times have a nonforfeitable interest in his entire Individual Account.

         Sec. 10.2 Statement to Participant. At least quarterly, the Administrator shall advise each Participant, Former Participant and Beneficiary for whom an Individual Account is held hereunder of the then fair market value of such Individual Account.

                                   Article XI

                                   RETIREMENT

         Sec. 11.1 Normal or Early Retirement. A Participant's Individual Account shall remain nonforfeitable on the earlier of his Normal Retirement Date or Early Retirement Date. Further, if a Participant with a Karten's Plan Account attains age 65 before becoming 100% vested in his entire Individual Account, such Participant will immediately become fully vested in his entire Individual Account.

         Sec. 11.2 Benefits on Normal or Early Retirement. Upon the retirement of a Participant on or after the earlier of his Normal Retirement Date or Early Retirement Date, his entire Individual Account shall be held for his benefit. Said Participant shall receive payments from his Individual Account in accordance with Article XV hereof commencing as of the Valuation Date immediately following the date of his retirement that he determines in his advance written election filed with the Administrator.

         Sec. 11.3 Commencement of Benefits. Notwithstanding any other provision of this Plan to the contrary, a Participant shall begin receiving distributions from the Plan, as provided in Article XV, by his Required Beginning Date [as defined in Section 15.5(j)(ii)], whether or not he actually retires.

         Sec. 11.4 Final Contribution After Distribution of Benefits. If a Participant who has already received a distribution of his Individual Account under this Article is entitled to an allocation of a qualified non-elective contributions under Section 7.4 for the Year in which such distribution was made, such contributions shall be paid to the Participant as soon as administratively practicable following the completion of the allocations under
Article VII for such Year.

                                   Article XII

                                      DEATH

         Sec. 12.1 Benefits on Death. Upon the death of a Participant who is in the service of an Employer, his entire Individual Account shall be held for the benefit of his Beneficiary. Upon the death of a Participant whose service with an Employer has terminated, his Individual Account which has not been distributed at the time of his death under Articles XI-XIV shall be held for the benefit of his Beneficiary. His Beneficiary shall receive payments from his Individual Account in accordance with Article XV hereof commencing as of the Valuation Date immediately following the date of the Participant's death that the Beneficiary determines in his advance written election filed with the Administrator.

         Sec. 12.2 Final Contribution After Payment of Benefits. If the Individual Account of a deceased Participant whose Beneficiary has already received a distribution of the Participant's Individual Account under this
Article is entitled to an allocation of a qualified non-elective contributions under Section 7.4 for the Year in which such distribution was made, such contributions shall be paid to the Beneficiary as soon as administratively practicable following the completion of the allocations under Article VII for such Year.

                                  Article XIII

                                   DISABILITY

         Sec. 13.1 Benefits on Disability. In the event of termination of a Participant's employment due to Disability, his entire Individual Account shall be held for his benefit. If the balance of the Participant's Individual Account exceeds $5,000, the Participant shall receive payments from his Individual Account in accordance with Article XV hereof commencing as of the Valuation Date immediately following the date of his Disability that he determines in his advance written election filed with the Administrator. If the balance of the Participant's Individual Account does not exceed $5,000, the Administrator shall direct the Trustee to distribute the entire Individual Account to the Participant in a single lump sum distribution as soon as administratively practicable after the end of the calendar quarter in which the date of his Disability occurs or prior to such date if so directed in writing by the Participant.

         Sec. 13.2 Final Contribution After Payment of Benefits. If a Participant who has already received a distribution of his Individual Account under this Article is entitled to an allocation of a qualified non-elective contributions under Section 7.4 for the Year in which the distribution was made, such contributions shall be paid to the Participant as soon as administratively practicable following the completion of the allocations under Article VII for such Year.

                                   Article XIV

                              TERMINATION BENEFITS

         Sec. 14.1 Termination Other than by Reason of Death, Disability or Retirement. If a Participant terminates his employment for any reason other than retirement on or after the earlier of his Normal Retirement Date or Early Retirement Date, death or Disability, such Participant shall be entitled to receive his entire Salary Deferral Contribution Account, After-Tax Contribution Account, Employer Matching Contribution Account, Rollover Account, Karten's Rollover Account, Karten's Matching Account, Karten's Deferral Contribution Account, and Profit Sharing Account.

         The Participant shall be entitled to the vested portion of his Employer Contribution Account in accordance with the following schedule:

               Years of Service (Vesting)         Vested Percentage
               --------------------------         -----------------

               Less than 3                                  0%
               3 but less than 4                           20%
               4 but less than 5                           40%
               5 but less than 6                           60%
               6 but less than 7                           80%
               7 or more                                  100%

         Sec. 14.2 Time of Distribution. If a Participant terminates his employment for a reason other than retirement, death or Disability, and the value of his Individual Account exceeds $5,000 (adjusted as provided below), then the Administrator shall direct the Trustee, with such Participant's written consent, to distribute to such Participant the vested portion of his Individual Account in accordance with Article XV hereof as soon as administratively practicable after the later of (i) the Participant's termination of employment or (ii) the earlier of (A) the Valuation Date immediately following the date determined by such Participant in his advance written election filed with the Administrator or (B) the date on which such Participant attains age 62 or his earlier death occurs, but not later than the time specified in Section 15.5. If such Participant does not consent to an early distribution, his Individual Account shall continue to be invested in the Investment Funds or Funds selected by the Participant pursuant to his most recent investment direction, from time to time.

         However, if the balance of a terminated Participant's Individual Account does not exceed $5,000, the Administrator shall direct the Trustee to distribute the vested portion of the Individual Account to such Participant in a single lump sum distribution as soon as administratively practicable after the end of the calendar quarter in which the Participant's termination of employment occurs or prior to such date if so directed in writing by the Participant. The balance to the credit of a terminated Participant in his Individual Account which is not vested under the schedules in Section 14.1, if not previously forfeited, shall be forfeited as of the earlier of (i) the date his entire vested Individual Account balance has been distributed under Article XV or (ii) the last day of the Year in which such Participant incurs five consecutive Breaks in Service. If the Participant is not entitled to any portion of his Individual Account, he shall be deemed to have received a distribution and shall forfeit the balance of his Individual Account on the date of his termination of service. The forfeited amount under this Section 14.2 shall remain in the Trust Fund and shall be applied as provided in Section 14.4. If a Former Participant is reemployed by an Affiliated Company without incurring five consecutive Breaks in Service, he shall have the right to restore in full the portion of his Individual Account which was forfeited hereunder upon repayment to the Plan of the full amount of the distribution from such account. Such repayment must be made not later than the earlier of the fifth anniversary of his return to employment or the last day of the Year in which the Participant incurs five consecutive Breaks in Service after the date of his distribution. The Participant's repayment, if any, shall be returned to the account or accounts from which the distribution was made and the reinstated forfeiture shall also be allocated to such account or accounts. If the Participant resumes active employment with an Affiliated Company and does not repay a prior distribution prior to the time specified above, the portion of his Individual Account which was forfeited hereunder shall not be restored. If the Participant was deemed to receive a distribution as provided in this Section, the forfeited portion of his Individual Account shall be automatically reinstated upon his reemployment. If currently unallocated forfeitures are not adequate to effect the restoration, the Company or the Affiliated Company shall make such additional contribution to the Plan as is necessary to restore the forfeited portion of his Individual Account.

         Sec. 14.3 Forfeiture and Return to Service Prior to Complete Distribution. After five consecutive Breaks in Service, a Participant to whom this Article XIV is applicable, other than a Participant described in Section 14.2, shall forfeit that portion of the amount of his Individual Account to which he is not entitled under Section 14.1 and the amount thus forfeited shall remain in the Trust Fund and shall be applied as provided in Section 14.4. The amount forfeited by a Participant hereunder shall be charged to his Individual Account on the last day of the Year as of which he shall incur five consecutive Breaks in Service. If the Participant returns to the service of the Employer after five consecutive Breaks in Service, but before the full payment of his Individual Account, Employer contributions after such five consecutive Breaks in Service shall be allocated to an Employer Matching

Contribution Account established on behalf of such Participant which is separate from the Employer Matching Contribution Account or other appropriate account of such Participant to which is allocated his account balance attributable to service prior to the five consecutive Breaks in Service.

         Sec. 14.4 Application of Forfeitures. The forfeitures occurring as provided in Articles IV, V, XIV and XV shall first be used to restore the account of a Former Participant who has been located as provided in Section
15.10. If additional forfeitures remain after full restorations under Section 15.10, then remaining forfeitures shall be used to restore accounts of Former Participants under Section 14.2. If additional forfeitures remain thereafter, the forfeitures for a Year shall be used to reduce the Matching Contribution of any Employer under Section 3.2 and for allocation under Section 7.3 as of any Allocation Date as a Matching Contribution.

                                   Article XV

                          DISTRIBUTIONS AND WITHDRAWALS

         Sec. 15.1 Payment Options. Whenever a Participant, Former Participant, or Beneficiary is entitled to receive benefits hereunder as provided in Articles XI to XIV, inclusive, the Administrator shall direct the Trustee, if so directed in writing signed by the Participant, to pay such benefits in any one or more of the following ways:

         (a) A lump sum, payable (except as provided in Section 15.2) in cash at the fair market value as of the Valuation Date immediately preceding the date of distribution plus the actual amount of any contributions made by the Participant subsequent to such Valuation Date, provided that a life annuity may not be a part of a lump sum distribution;

         (b) A direct rollover to an eligible retirement plan as described in
         Section 402(c)(8)(B) of the Code pursuant to the provisions of Section 15.12; or

         (c) Karten's Plan Accounts may be distributed in the form of equal monthly, quarterly, semi-annual or annual installments over a period certain selected by the Participant not exceeding the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary.

         Sec. 15.2 Distributions from Common Stock Fund. Any distributions from the Common Stock Fund shall be paid at the election of the Participant, either in cash or in shares of Common Stock, except that fractional shares will in all events be payable in cash. Any cash dividends declared with respect to such Participant's shares prior to the date of distribution will similarly be paid in cash. Stock dividends declared prior to the distribution to the Participant, will be treated as part of his Individual Account, subject to his election to receive either cash or Common Stock. In the event that the Participant elects a distribution of his balance in the Common Stock Fund in cash, the value of his Individual Account in such fund will be based on the current market value of a share of Common Stock on the date as of which the amount payable is calculated. The Committee's determination with respect to such valuation will be conclusive and binding on the Participant and on the Trustee.

         Sec. 15.3 Determination of Form and Timing of Payment. In determining which method or methods permitted in Section 15.1 or 15.2 shall be used in any case, the Administrator shall follow the directions of the Participant, Former Participant or Beneficiary involved. Notwithstanding the foregoing or any other provision of the Plan to the contrary, if the balance of the Participant's Individual Account does not exceed $5,000, then subject to the requirements of Section 15.12, the Administrator shall direct the Trustee to pay the balance to the Participant, Former Participant or Beneficiary, as the case may be, in a single lump sum distribution. If the balance of the Participant's Individual Account could be distributed to the Participant before the Participant attains (or would have attained if not deceased) age 62 or, if later, Normal Retirement Date, the Participant must consent in writing to any distribution of such Individual Account. The consent must be obtained in writing within the 90-day period prior to the date benefit payments are to commence. The Administrator shall notify the Participant of the right to defer any distribution until the later of the Participant's Normal Retirement Date or age
62. Such notification shall be provided no less than 30 days and no more than 90 days before benefit payments are to commence and shall include a general description of the material features, and an explanation of the relative values of, the forms of benefit available under Section 15.1 or 15.2 in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and a description of his direct rollover rights under Section 15.12. Such distribution may commence less than 30 days after the notice required under Treas. Reg.
Section 1.411(a)-11(c) is given, provided that (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and
(ii) the Participant, after receiving the notice, affirmatively elects a distribution. The consent of the Participant is not required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

         Sec. 15.4 Minority or Disability of Distributee. During the minority or disability of a person entitled to receive benefits hereunder, the Trustee may make payments due such person directly to him or to his spouse or a relative or to any individual or institution having custody of such person. Neither an Employer, the Committee, the Administrator, the Named Fiduciary nor the Trustee shall be required to see to the application of any payments so made and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties.

         Sec. 15.5 Time of Payment and Payment on Death. Notwithstanding any other provisions of the Plan, the following provisions shall be applicable to the Plan:

         (a) Payment of benefits shall begin, unless the Participant otherwise elects, not later than the 60th day after the last day of the Year in which the latest of the following events occurs:

                  (i) the Participant reaches the earlier of age 65 or his Normal Retirement Date;

                  (ii) the tenth anniversary of the date on which the Participant commenced participation in the Plan occurs, but in the case of a five percent owner [as described in Section 416(i) of the Code], not later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; or

                  (iii) the Participant terminates his service with the Employer, but [as described in Section 416(i) of the Code] in no event later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

         A Participant who is not a five percent owner and who attains age 70-1/2 before January 1, 2001 may elect to receive or continue to receive distributions after he attains age 70-1/2 even if he has not terminated service with the Employer. If the Participant fails to consent to a distribution at a time when any part of the balance of the Individual Account could be distributed prior to the later of the Participant's Normal Retirement Date or age 62, such failure shall be deemed to be an election to defer commencement of payment of any benefit under this Section 15.5(a).

         (b) All distributions required under this Article XV shall be determined and made in accordance with Section 401(a)(9) of the Code and the Treasury regulations thereunder, including the minimum distribution incidental benefit requirements of Treas. Reg. Section 1.401(a)(9)-2.

         (c) An election of a Participant to defer receipt of benefits shall be made by submitting to the Administrator a written statement signed by the Participant, describing the benefits and the date on which the Participant requests that the payments commence; provided, however, a Participant may not elect to defer receipt or commencement of receipt of benefits beyond his Required Beginning Date.

         (d) If the Individual Account of a Participant is to be distributed other than in a lump sum under Section 15.1(a) after the Required Beginning Date, the following minimum distribution rules shall apply:

                  (i) As of the first Distribution Calendar Year, distributions if not made in a single lump sum under Section 15.1(a), may only be made over one of the following periods (or combinations thereof): (A) the life of the Participant; (B) the life of the Participant and a Designated Beneficiary; (C) a period certain not extending beyond the Life Expectancy of the Participant; or (D) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary;

                  (ii) If a Participant's Benefit is to be distributed over either (A) a period not extending beyond the Life Expectancy of the Participant or the Joint and Last Survivor Expectancy of the Participant and the Participant's Designated Beneficiary or (B) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy;

                  (iii) The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (A) the Applicable Life Expectancy or (B) the applicable divisor, in the event the Participant's spouse is not the Designated Beneficiary, determined from the tables set forth in Q & A-4 of Section 1.401(a)(9)-2 of the Treasury regulations. Distributions after the death of a Participant shall be distributed using the Applicable Life Expectancy in Section 15.5(d)(ii) above as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Treasury regulations; and

                  (iv) The minimum distribution required for the Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         (e) If distribution of benefits to a Participant has begun under
         Section 15.1 and the Participant dies before his entire Individual Account has been distributed to him, the remaining portion of such Participant's Individual Account must be distributed to his Beneficiary at least as rapidly as under the method of distributions being used under Section 15.1 as of the date of his death.

         (f) If a Participant dies before the distribution of benefits to him has begun under Section 15.1, distribution to his Beneficiary of his entire Individual Account must be completed by December 31 of the calendar year containing the fifth anniversary of the death of such Participant. The provisions of this Section 15.5(f) shall not apply to the portion of the Participant's Individual Account which is payable:

                  (i) to a Designated Beneficiary other than the Participant's surviving spouse under Section 15.1 of distributions made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                  (ii) under Section 15.1 to a Designated Beneficiary who is the surviving spouse of the Participant if the distributions begin at least by the later of (A) the December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) the December 31 of the calendar year in which the Participant would have attained age 70 1/2.

         If the Participant has not made an election pursuant to this Section 15.5(f) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 15.5(f), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Individual Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (g) If a portion of the Participant's Individual Account is payable to the Participant's surviving spouse and such spouse dies before distributions to such spouse begin, the spouse shall be treated as the Participant under Section 15.5(f) with the exception of the provisions of subsection (ii) thereof.

         (h) Any portion of a Participant's Individual Account paid to a child shall be treated as if such portion has been paid to the Participant's surviving spouse if such portion will become payable to the surviving spouse upon the date the child reaches majority (or other designated event permitted under regulations prescribed by the Secretary of the Treasury).

         (i) Distribution of a Participant's Individual Account is considered to begin on the Participant's Required Beginning Date or, if Section 15.5(g) is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 15.5(f)(ii).

         (j) Definitions:

                  (i) Designated Beneficiary is the individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the Treasury regulations thereunder.

                  (ii) The Required Beginning Date of a Participant shall be determined as follows:

                           (A) If the Participant is not a five percent owner of the Company (as defined below), his Required Beginning Date is the April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 1/2 or (2) the calendar year in which the Participant retires; or

                           (B) If the Participant is a five percent owner of the Company (as defined below), his Required Beginning Date is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                  A Participant is treated as a five percent owner of the Company for purposes of this Section 15.5(j)(ii) if such Participant is a five percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the Plan is top heavy) at any time during the Year ending with or within the calendar year in which such owner attains age 70-1/2. Once distributions have begun to a five percent owner after his Required Beginning Date, they must continue to be distributed, even if the Participant ceases to be a five percent owner in a subsequent Year.

                  (iii) Applicable Life Expectancy means the Life Expectancy (or Joint and Last Survivor Expectancy) computed (by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Treasury regulations) using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If the Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The Life Expectancy of a nonspouse beneficiary may not be recalculated. The method of calculating the Applicable Life Expectancy is irrevocable after the Required Beginning Date. The Participant may elect whether the

                  Applicable Life Expectancy (to be used in calculating distributions commencing during his lifetime) is his Life Expectancy or the Joint and Last Survivor Expectancy of him and his Designated Beneficiary and whether such Life Expectancy (or Joint and Last Survivor Expectancy) are to be recalculated. If the Participant fails to elect before the Required Beginning Date, the Applicable Life Expectancy shall be the Life Expectancy of the Participant (irrespective of whether the Participant has a Designated Beneficiary) and such Life Expectancy shall be recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year. If annuity payments commence in accordance with
                  Article XV before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

                  (iv) Participant's Benefit means the balance of the Participant's Individual Account as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Individual Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of this Section 15.5(j)(iv), if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                  (v) Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to this Section 15.5.

         Sec. 15.6 Withdrawals. Except as provided in this Section, no amounts may be withdrawn by a Participant from his Individual Account until the Participant's employment with an Employer has terminated:

         (a) A Participant may at any time on notice such as is prescribed by the Administrator and completion of such forms as are required by the Committee, withdraw all or any portion of his After-Tax Contribution Account.

         (b) A Participant who is at least age 59 1/2, by giving such notice as is prescribed by the Administrator, may withdraw from the Trust Fund all or any portion of his Karten's Matching Account and Karten's Deferral Contribution Account.

         (c) Any Participant may, upon notice as prescribed by the Administrator and completion of such forms as may be required by the Committee or Trustee, elect to make a withdrawal of all or any portion of his Rollover Account and Karten's Rollover Account.

         (d) Any Participant may, upon notice as prescribed by the Administrator and completion of such forms as may be required by the Committee or the Trustee, may elect to make a withdrawal from his Salary Deferral Contribution Account, Profit Sharing Account, Employer Contribution Account, Karten's Matching Account, and Karten's Deferral Contribution Account if, under uniform rules and regulations, the Administrator determines that (i) the purpose of the withdrawal is to meet the Immediate and Heavy Financial Need (as defined below) of the Participant, (ii) the withdrawal is necessary to satisfy the need, and
         (iii) the amount of the withdrawal does not exceed the lesser of (A) the aggregate value of the Participant's Account from which such hardship withdrawal can be made as of the Valuation Date immediately preceding the date of the withdrawal, (B) the aggregate of the actual dollar amount of Salary Deferral Contributions made on behalf of the Participant pursuant to Section 3.1 and the value of the Participant's other accounts enumerated above as of the Valuation Date immediately preceding the date of the withdrawal or (C) the amount of such financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution). Hardship withdrawals shall be taken from a Participant's Individual Account in the following order: Karten's Matching Account, Profit Sharing Account, Employer Contribution Account, Karten's Deferral Contribution Account, and Salary Deferral Contribution Account, excluding earnings as provided in this paragraph above.

                  For purposes of this subsection (d), "Immediate and Heavy Financial Need" shall mean (i) expenses for medical care described in
         Section 213(d) of the Code previously incurred by the Participant, his spouse or his dependents (as defined in Section 152 of the Code), or the amount necessary for such persons to obtain medical care described in Section 213(d) of the Code, (ii) the purchase (excluding mortgage payments) of a principal residence of the Participant, (iii) the payment of tuition, related educational expenses, fees and room and board expenses for the next 12 months of post-secondary education for the Participant or his spouse, children or dependents (as defined in Section 152 of the Code), (iv) the need by the Participant to prevent eviction from his principal residence or foreclosure on the mortgage of his principal residence and (v) such other circumstances determined by the Commissioner of Internal Revenue in revenue rulings, notices and other promulgated documents of general applicability.

                  For purposes of this subsection (d), a withdrawal shall be considered necessary to satisfy a Participant's Immediate and Heavy Financial Need if (i) the amount of the withdrawal does not exceed the amount of the Participant's Immediate and Heavy Financial Need (increased if requested by the Participant by any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal), (ii) the Participant has obtained all distributions, other than hardship withdrawals under this subsection (d), and all nontaxable loans (determined at the time of the loan) currently available to the Participant under the Plan and all other qualified plans maintained by the Employer in which he participates, (iii) all elective deferrals [as defined in Section 402(g)(3) of the Code] and after-tax employee contributions by the Participant to the Plan and all other plans (as described in the next sentence) maintained by the Employer are suspended for a period of 12 months after receipt of the hardship withdrawal hereunder, and (iv) the Participant's elective deferrals [as defined in Section 402(g)(3) of the Code] under the Plan and all other plans maintained by the Employer for the taxable year immediately following the taxable year of the hardship withdrawal may not exceed the applicable dollar limit under Section 3.1 for such following taxable year reduced by the amount of such Participant's elective deferrals for the taxable year of the hardship withdrawal. The suspension of elective deferrals and after-tax employee contributions described in clause (iii) in the immediately preceding sentence also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan). The application of clauses (iii) and (iv) of this paragraph shall cease as of December 31, 1997 notwithstanding the date of the hardship withdrawal.

All withdrawals under this Section 15.6 shall be made as soon as administratively practicable following the date Notice of withdrawal is received by the Administrator. All withdrawals under this Section 15.6 shall be based on the value of the Participant's Salary Deferral Contribution Account, as of the Valuation Date for which the withdrawal is to be made. Withdrawals under this
Section 15.6 shall, to the extent required by the Code, be subject to the provisions of Section 15.12. A Participant may, subject to any restrictions and limitations imposed on a particular Investment Fund, direct withdrawals under this Section 15.6 which are less than the full value of any Individual Account from which an amount is withdrawn to be charged to any one or more of the Investment Funds in which such Individual Account is invested. Such direction shall be given by the Participant with his Notice to withdraw and shall specify the manner in which the withdrawal will be allocated among the Investment Funds. If a Participant does not specify the manner in which a withdrawal shall be allocated among Investment Funds, the Administrator shall allocate the withdrawal on a pro rata basis among the Participant's Investment Fund elections, subject to any restrictions or limitations applicable to a particular Investment Fund. Payments under this Section 15.6 shall be made in a single sum payment in cash.

         Sec. 15.7 Claims Procedure. The Administrator shall make all determinations as to the right of any person to receive a benefit. The denial by the Administrator of a claim for benefits under the Plan shall be stated in a written instrument signed by the Administrator and delivered to or mailed to the claimant within 60 days after receipt of the claim by the Administrator, unless special circumstances require an extension of time for processing the claim, in which case a determination shall be made as soon as possible, but in no event later than 120 days after receipt of the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period and shall indicate the circumstances requiring the extension and the date by which the Administrator expects to render its decision. The written decision shall set forth:

         (a) the specific reason or reasons for the denial;

         (b) a specific reference to the pertinent provisions of the Plan on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect a claim and an explanation of why such material or information is necessary; and

         (d) a statement that the claimant may:

                  (i) request a review upon written application to the Administrator;

                  (ii) review pertinent plan documents; and

                  (iii) submit issues and comments in writing.

If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the claimant shall be permitted to proceed with the review procedure. A request by the claimant for a review of the denied claim must be delivered to the Administrator within 60 days after receipt by such claimant of written notification of the denial of such claim. The Administrator shall, not later than 60 days after receipt of a request for a review, make a determination concerning the claim. If special circumstances require, the Administrator shall notify the claimant that an extension of time for processing, not in excess of 120 days after receipt of the request for review, is necessary. A written statement stating the decision on review, the specific reasons for the decision, and the specific provisions of the Plan on which the decision is based shall be mailed or delivered to the claimant within such 60 (or 120) day period. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review. All communications from the Administrator to the claimant shall be written in a manner calculated to be understood by the claimant. All interpretations, determinations, and decisions by the Named Fiduciary or the Insurance Company, as applicable, in respect of any matter hereunder will be final, conclusive, and binding on the Employer, Participants, Former Participants, Beneficiaries, and all other person claiming an interest in the Plan.

         Sec. 15.8 Administrator's Duty to Trustee. The Administrator will notify the Trustee at the appropriate time of all facts which may be necessary hereunder for the proper allocation of increases, decreases, expenses, and contributions for Participants, the proper payment or distribution of benefits, or the proper performance of any other act required of the Trustee hereunder. The Administrator will notify the Trustee of such facts as are needed by the Trustee to perform its functions under the Plan. The Administrator will secure appropriate elections, directions, and designations for Participants, Former Participants and Beneficiaries provided for in the Plan.

         Sec. 15.9 Duty to Keep Administrator Informed of Distributee's Current Address. Each Participant and Beneficiary must file with the Administrator from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant, Former Participant or Beneficiary at his last post office address filed with the Administrator or if no address is filed with the Administrator then at his last post office address as shown on an Employer's records, will be binding on the Participant or Former Participant, and his Beneficiary, for all purposes of the Plan. Neither the Administrator nor the Trustee shall be required to search for or locate a Participant, Former Participant or Beneficiary.

         Sec. 15.10 Failure to Claim Benefits. If the Administrator notifies the Participant, Former Participant or Beneficiary by registered or certified mail at his last known address that he is entitled to a distribution and also notifies him of the provisions of this Section 15.10, and the Participant, Former Participant or Beneficiary fails to claim his benefits under the Plan or make his current address known to the Administrator within a reasonable period of time after such notification, the Administrator shall direct that all unpaid amounts which would have been payable to such Participant, Former Participant or Beneficiary will be forfeited and applied as provided in Section 14.4. In the event that the Participant, Former Participant or Beneficiary is subsequently located, the amounts which were forfeited shall be distributed to the Participant, Former Participant or Beneficiary, and the Employer for whom the Participant last worked shall contribute an amount to the Plan which is equal to the amount distributed under the terms of this Section
15.10 to the extent that such amount cannot be reinstated through forfeitures occurring during the Year of payment. Notwithstanding the preceding sentences, if the Administrator is trying to locate a Participant, Former Participant or Beneficiary in connection with (i) a minimum required distribution under Section
15.4 or (ii) a return of Excess Elective Deferrals under Section 4.1, Excess Salary Deferral Contributions under Section 4.3, or Excess Matching Contributions under Section 5.2, and the Administrator determines that such Participant, Former Participant or Beneficiary cannot be located, the Administrator shall establish an escrow account outside of the Plan in the name of that Participant, Former Participant or Beneficiary and direct the Trustee to distribute such amount to that account.

         Sec. 15.11 Distribution Pursuant to Qualified Domestic Relations Orders. The Administrator shall establish policies and procedures for reviewing domestic relations orders relating to a Participant's interest in the Plan. The Administrator or its delegate shall determine whether any such domestic relations order is a Qualified Domestic Relations Order. Notwithstanding any other provision of the Plan to the contrary, effective September 1, 1997, if the provisions of a Qualified Domestic Relations Order provide that distributions shall be made to an Alternate Payee prior to the time that the Participant with respect to whom the Alternate Payee's benefits are derived attains age 50 or would be entitled to a distribution of assets from the Plan, the Administrator shall direct the Trustee to commence payments to the Alternate Payee as soon as administratively practicable following the later of (i) the receipt of such Qualified Domestic Relations Order by the Administrator or (ii) the date the Administrator receives the Alternate Payee's written consent to such distribution. Until such time as payment is made to an Alternate Payee pursuant to this Section 15.11, the Alternate Payee shall have no rights under the Plan other than the rights of a Beneficiary and the right to direct the investment of amounts awarded to the Alternate Payee. If an Alternate Payee does not receive an immediate distribution pursuant to this Section 15.11, the Administrator shall direct the Recordkeeper to identify the Alternate Payee's interest in the Trust Fund pending a distribution to the Alternate Payee and the Alternate Payee may direct the investment of the Alternate Payee's interest in the Trust Fund pursuant the provisions of Section 22.9.

         Sec. 15.12 Tax Withholding and Participant's Direct Rollover. Unless provided otherwise in regulations promulgated by Secretary of the Treasury, to the extent required under Section 3405 of the Code, the Trustee shall withhold 20% of the taxable portion of the Plan distribution or withdrawal made to a Participant, Former Participant or Beneficiary after December 31, 1992 which constitutes an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code. Any amount withheld shall be deposited by the Trustee with the Internal Revenue Service for the purpose of paying the distributee's federal income tax liability associated with the distribution or withdrawal. Notwithstanding the foregoing provisions, commencing on and after January 1, 1993, each

Participant, each Former Participant and each spouse (or former spouse under a Qualified Domestic Relations Order) of a Participant or Former Participant shall be given the right to elect [pursuant to Section 401(a)(31) of the Code] to rollover all or any portion of the taxable amount of such person's distribution or withdrawal (subject to limitations and restrictions, if any, adopted by the Administrator in accordance with applicable Treasury regulations) directly to an eligible retirement plan as defined in Section 402(c)(8)(B) of the Code as limited by Section 402(c)(9) of the Code and, to the extent a direct rollover is elected by any such person, the withholding requirements of this Section 15.12 will not apply. If permitted by the Code or applicable Treasury regulations, a direct rollover as described in the preceding sentence may be accomplished by delivering a check from the Plan to the distributee payable to the trustee or custodian of the eligible retirement plan. Each such election shall be in writing on a form prescribed by the Administrator for such purpose and given to the Participant, Former Participant or spouse within a reasonable period of time prior to the distribution or withdrawal.

                                   Article XVI

                                     NOTICES

         Sec. 16.1 Notice. As soon as practicable after a Participant, Former Participant or Beneficiary makes a request for payment, the Administrator shall notify the Recordkeeper of the following information and give such directions as are necessary or advisable under the circumstances:

         (a) name and address of the Participant, Former Participant or Beneficiary, and

         (b) amount to be distributed.

In addition to the information described above, the Administrator shall notify the Recordkeeper and/or the Trustee, if applicable, as to the identity, address and other pertinent information of eligible retirement plans as described in
Section 402(c)(8)(B) of the Code to which the payee has elected to rollover directly such distribution or withdrawal pursuant to Section 15.12 of the Plan.

         Sec. 16.2 Modification of Notice. At any time and from time to time after giving the Notice as provided for in Section 16.1, the Administrator may modify such original Notice or any subsequent Notice by means of a further Notice or notices to the Trustee but any action taken or payments made by the Trustee pursuant to a prior Notice shall not be affected by a subsequent Notice.

         Sec. 16.3 Reliance on Notice. Upon receipt of any Notice as provided in this Article XVI, the Recordkeeper and/or the Trustee, as applicable, shall promptly take whatever action and make whatever payments are called for therein, it being intended that the Trustee may rely upon the information and directions in such Notice absolutely and without question. However, the Trustee may call to the attention of the Administrator any error or oversight which the Trustee believes to exist in any Notice.

                                  Article XVII

                        AMENDMENT OR TERMINATION OF PLAN

         Sec. 17.1 Amendment or Termination by Company. At any time the Company acting through its Board of Directors may amend or modify the Plan, retroactively or otherwise, or may terminate or partially terminate or discontinue or modify Employer contributions to the Plan, subject, however, to the other provisions of this Article XVII. Such termination may be made without consent being obtained from the Trustee, the Recordkeeper, any Employer or Affiliated Company, the Administrator, the Committee, the Participants or their Beneficiaries, the Employees or any other interested person. Also the Plan shall be considered terminated if the Company ceases business operations or if there is a complete discontinuance of Employer contributions to the Plan.

         Sec. 17.2 Effect of Amendment. No amendment or modification hereof by the Company, unless made to secure the approval of the Commissioner of Internal Revenue or other governmental bureau or agency, shall:

         (a) operate retroactively to reduce or divest the then vested interest in any Individual Account or to reduce or divest any benefit then payable hereunder; or

         (b) change the duties or responsibilities of the Trustee without the written consent or approval of the Trustee.

Each such amendment shall be in writing signed by duly authorized officers of the Company with such consents or approval, if any, as provided above and shall become effective as designated in such amendment.

         Sec. 17.3 Distribution on Termination or Discontinuance of Contributions. Upon termination of the Plan or complete discontinuance of contributions to the Plan, any amount of the Trust Fund previously unallocated, including any amounts in a suspense account established under Article VIII, shall be allocated (unless such allocation would violate Article VIII), and the Individual Accounts of all Participants, Former Participants, and Beneficiaries shall thereupon remain fully vested and nonforfeitable to the extent then funded. The Trustee shall deduct from the Trust Fund all unpaid charges and expenses including those relating to said termination, except as the same may be paid by an Employer. The Trustee shall then adjust the balance of all Individual Accounts on the basis of the net value of the Trust Fund. The Trustee shall distribute the amount to the credit of each Participant, Former Participant and Beneficiary when all appropriate administrative procedures have been completed. If any amount in a suspense account shall not be allocable because of the provisions of Article VIII, such amount shall be returned to the Employer. Upon any complete discontinuance of contributions by an Employer, the assets of the Trust Fund shall be held and administered by the Trustee for the benefit of the Participants employed by such Employer discontinuing contributions in the same manner and with the same powers, rights, duties and privileges herein described until the Trust Fund with respect to such Employer has been fully distributed. Upon the partial termination of the Plan, the Individual Accounts of affected Participants, Former Participants and Beneficiaries shall thereupon remain fully vested and nonforfeitable to the extent then funded and shall be distributed to such Participants, Former Participants and Beneficiaries by the Trustee when all appropriate administrative procedures have been completed. If no other defined contribution plan [other than an employee stock ownership plan as defined in
Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code] is maintained by the Company or any other Affiliated Company as of the Plan termination date, subject to the requirements of Section 15.12, the Administrator shall direct the Trustee to distribute each Participant's entire Individual Account in a single lump sum distribution without his consent as soon as administratively practicable after the later of
(i) the termination date of the Plan or (ii) the receipt following application of a favorable determination letter from the Internal Revenue Service with respect to the termination of the Plan. If, however, the Company or any Affiliated Company maintains another defined contribution plan [other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code] as of the Plan termination date, then except as provided in the next sentence, each Participant's entire Individual Account shall be transferred by the Trustee, without the Participant's consent, to such other defined contribution plan. A Participant may request in writing that the Trustee distribute his Individual Account, excluding the balance attributable to his Salary Deferral Contribution Account unless distribution of such accounts would be permitted under Section 401(k)(2)(B) of the Code and the applicable Treasury regulations thereunder, in a single lump sum distribution, subject to the requirements of Section 15.12, as soon as administratively practicable after the later of (i) the termination date of the Plan or (ii) the receipt following application of a favorable determination letter from the Internal Revenue Service with respect to the termination of the Plan.

         Sec. 17.4 Reversion of Contributions to Employer. Except as provided in
Section 3.4 and Section 17.3, under no circumstances or conditions shall the Trust Fund or any portion thereof revert to any Employer or be used for or diverted to the benefit of anyone other than Participants, Former Participants and Beneficiaries, it being understood that the Trust Fund shall be for the exclusive benefit of Participants, Former Participants and Beneficiaries.

         Sec. 17.5 Amendment of Vesting Schedule. At any time that a vesting schedule is added to the Plan or the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable interest in his Individual Account, each Participant who has completed a Period of Service of at least three years, whether or not consecutive, may elect to have his vested interest in his Individual Account determined under the vesting schedule in effect prior to such amendment. An election made under the preceding sentence may be made at any time within 60 days after the later of the date:

         (a) the amendment is adopted;

         (b) the amendment becomes effective; or

         (c) the Participant is issued written notice of the amendment by the Administrator.

An election under this Section shall be made in a written instrument delivered to the Administrator and once made, shall be irrevocable. For the purposes of this Section, a Participant shall be considered to have completed a Period of Service of at least three years, described in this
Section if he shall have completed such years prior to the end of the period during which he could make an election hereunder.

         Sec. 17.6 Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

         (a) each Participant would (if either this Plan or the other plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated); and

         (b) such other plan and trust fund are qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

                                  Article XVIII

                                    COMMITTEE

         Sec. 18.1 Committee Composition. The Company may appoint a Committee consisting of any number of members as determined by the Company. The Company may remove any member of the Committee at any time and a member may resign by written notice to the Company. Any vacancy in the membership of the Committee shall be filled by appointment of the Board of Directors or the Chief Executive Officer of the Company, but pending the filling of any such vacancy the then members of the Committee may act hereunder as though they alone constitute the full Committee.

         Sec. 18.2 Committee Actions. Any and all acts and decisions of the Committee shall be by at least a majority of the then members, but the Committee may delegate to any one or more of its members the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event the Trustee and any other person may accept such notice, document or act without question as having been authorized by the Committee.

         Sec. 18.3 Committee Procedure. The Committee may, but need not, call or hold formal meetings and any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Committee shall maintain adequate records of its decisions which records shall be subject to inspection by the Company, Employer, any Participant, Former Participant, Beneficiary, and any other person to the extent required by law, but only to the extent that they apply to such person. Also the Committee may designate one of its members as Chairman and one of its members as Secretary and may establish policies and procedures governing it as long as the same are not inconsistent with the terms of the Plan.

         Sec. 18.4 Delegation to Committee and Company's Duty to Furnish Information. The Committee shall perform the duties and may exercise the powers and discretion given to it in this Plan and its decisions and actions may be relied upon by all persons affected thereby. The Trustee and the Recordkeeper may rely without question upon any notices, directions, or other documents received from the Committee. The Company and each Employer shall furnish the Committee with all data and information available to the Company which the Committee may reasonably require in order to perform its duties. The Committee may rely without question upon any such data or information furnished by the Company and each Employer.

         Sec. 18.5 Construction of Plan and Trustee's and Recordkeeper's Reliance. Any and all matters involving the Plan, including but not limited to any and all disputes which may arise involving Participants, Former Participants, and Beneficiaries and/or the Trustee or the Recordkeeper shall be referred to the Committee. The Committee has the exclusive discretionary authority to construe the terms of the Plan and the exclusive discretionary authority to determine eligibility for all benefits hereunder. Any such determinations or interpretations of the Plan adopted by the Committee shall be final and conclusive and shall bind all parties. The Trustee and the Recordkeeper may rely upon the decision of the Committee with respect to any question concerning the meaning, interpretation, or application of any provision of the Plan.

         Sec. 18.6 Committee Member's Abstention in Cases Involving Own Rights. Notwithstanding any other provision of this Article XVIII, no Committee member shall vote or act upon any matter involving his own rights, benefits, or participation in the Plan.

         Sec. 18.7 Counsel to Committee. The Committee may engage agents to assist it and may engage legal counsel who may be legal counsel for the Company. All reasonable expenses incurred by the Committee may be paid from the Trust Fund.

         Sec. 18.8 Indemnification of Employees and Directors. The Company hereby indemnifies each member of the Committee and each employee, officer and director of an Affiliated Company who are delegated responsibilities under or pursuant to the Plan against any and all liabilities and expenses, including attorneys' fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on the Committee or other delegation of responsibilities, except with regard to any matters as to which they shall be adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in connection therewith. In addition, the Company may provide appropriate insurance coverage for the members of the Committee or each such other individual indemnified pursuant to this Section 18.8 who is not otherwise appropriately insured.

         Sec. 18.9 Action Taken in Good Faith. To the extent permitted by ERISA, the members of the Committee and each employee, officer and director of an Affiliated Company who are fiduciaries with respect to the Plan shall be entitled to rely on, and be fully protected with respect to any action taken or suffered by them in good faith in reliance on, all tables, valuations, certificates, reports and opinions furnished by the Recordkeeper, the Trustee, or any accountant, attorney, insurance company or investment manager acting at any time hereunder.

                                   Article XIX

                                  MISCELLANEOUS

         Sec. 19.1 No Employment or Compensation Agreement. Nothing contained in the Plan shall be construed as giving any person or entity any legal or equitable right against the Company, any Employer, any Affiliated Company, their stockholders or partners, officers or directors, the Named Fiduciary, the Committee, the Administrator, the Trustee or the Recordkeeper, except as the same shall be specifically provided in the Plan. Nor shall anything in the Plan give any Participant or other Employee the right to be retained in the service of an Employer. The employment of all persons by an Employer shall remain subject to termination by such Employer to the same extent as if the Plan had never been executed.

         Sec. 19.2 Spendthrift Provision. Except as provided by the terms of a domestic relations order which is determined to be qualified under Section 414(p) of the Code, no Participant, Former Participant, or Beneficiary shall have the right to assign or transfer his interest hereunder, nor shall his interest be subject to claims of his creditors or others, it being understood that all provisions of the Plan shall be for the exclusive benefit of those designated herein.

         Sec. 19.3 Construction. It is the intention of each Employer that the Plan be qualified under Section 401 of the Code, and comply with the applicable provisions of ERISA, and all provisions hereof should be construed to that result.

         Sec. 19.4 Titles. Titles of Articles and Sections hereof are for convenience only and shall not be considered in construing the Plan.

         Sec. 19.5 Texas Law Applicable. The Plan and each of its provisions shall be construed and their validity determined by the laws of the State of Texas.

         Sec. 19.6 Successors and Assigns. The Plan shall be binding upon the successors and assigns of the Company and each Employer and the Trustee and upon the heirs and personal representatives of those individuals who become Participants hereunder.

         Sec. 19.7 Allocation of Fiduciary Responsibility by Named Fiduciary. A fiduciary with respect to the Plan, as described in Section 3(21) of ERISA, shall only have those specific powers, duties, responsibilities and obligations as are explicitly given such fiduciary under the terms of the Plan or allocated to such fiduciary pursuant to the procedures set forth herein. It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another fiduciary. The Named Fiduciary may, by written instrument, allocate some or all of its responsibilities to another fiduciary, including the Trustee, or designate another person to carry out some or all of its fiduciary responsibilities. Each fiduciary to whom responsibilities are allocated by the Named Fiduciary will be furnished a copy of the Plan and their acceptance of such responsibility will be made by agreeing in writing to act in the capacity designated. The Named Fiduciary shall not be liable for an act or omission of any person (who is allocated a fiduciary responsibility or who is designated to carry out such responsibility) in carrying out a fiduciary responsibility except to the extent that with respect to the allocation or designation, continuation thereof, or implementation or establishment of the allocation or designation procedures the Named Fiduciary (i) did not perform all of his duties and responsibilities and exercise his powers hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, (ii) knowingly participates in or knowingly undertakes to conceal an act or omission of another fiduciary of the Plan, with the knowledge that such act or omission is a breach of fiduciary responsibility, (iii) did not make reasonable efforts under the circumstances to remedy a breach of fiduciary responsibility of which the Named Fiduciary has knowledge, or (iv) did not carry out its specific responsibilities, in accordance with the standard set forth in (i) above, and as a result, it has enabled another fiduciary of the Plan to commit a breach. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         Sec. 19.8 Expenses of Administration. Except to the extent paid by an Employer, the Administrator shall cause the Trustee to pay all expenses incurred in the administration of the Plan, including expenses of the Committee, the Recordkeeper and the Administrator, and expenses and compensation of the Trustee and the expenses of counsel.

         Sec. 19.9 Plan Controls. In the event of any conflict between the terms of the Plan and any summary thereof or other document relating thereto, from whatever source, the terms of the Plan shall govern.

         Sec. 19.10 Effect of Mistakes. In the event of a mistake or misstatement as to the age or eligibility of any person, or the amount of any kind of contributions, withdrawals or distributions made or to be made to a Participant, or other person, the Committee shall, to the extent it deems possible, make such adjustment as will in its judgment afford to such person the credits, distributions or other rights to which he is properly entitled under the Plan.



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

                                   Article XX

                        ADOPTION BY AFFILIATED COMPANIES

         Sec. 20.1 Transfer of Employment to Another Employer. When an Employee's employment with any Employer is terminated, but such Employee continues to be a Participant by reason of continued employment by another Employer, the Participant concerned shall not be considered to have changed employers for purposes of determining the Participant's eligibility, participation, and Plan benefits.

         Sec. 20.2 Contributions. Each Participant shall have his Employer Contribution Account credited with his share of his former Employer's contributions and with his share of his new Employer's contributions. The aggregate of the Salary Deferral Contributions by such Participant during the portion of the Year employed by an Employer shall constitute the basis for his allocation of that particular Employer's Matching Contribution, if any, for that Year and the aggregate of the Participant's Annual Compensation during the portion of the Year employed by an Employer shall constitute the basis for his allocation of that particular Employer's profit sharing contribution, if any, for that Year.

         Sec. 20.3 Action by Company. The Employers delegate to the Company the authority to amend the Plan, remove the Trustee, Administrator and Recordkeeper, or a Committee member, appoint a new or additional Trustee or Committee member, appoint a new Administrator or Recordkeeper, or take all other actions concerning the Plan without joinder or approval of the other Employers.

                                   Article XXI

                                   THE TRUSTEE

         Sec. 21.1 Trust Fund. A Trust Fund has been created and will be maintained for the purposes of the Plan, and the monies thereof will be invested in accordance with the terms of the Trust Agreement which forms a part of the Plan. All Salary Deferral Contributions, Matching Contributions, Employer non-matching contributions, and Employer qualified non-elective contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

         Sec. 21.2 Trustee's Duties. Except as otherwise specifically provided in the Trust Agreement, the Trustee's obligations, duties and responsibilities are governed solely by the terms of the Trust Agreement, reference to which is hereby made for all purposes.

         Sec. 21.3 Benefits Only from Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. In no event will any Employer or any of its officers, Employees, agents, members of its Board of Directors, the Trustee, any successor trustee, the Administrator, the Recordkeeper or any member of the Committee, be liable in their individual capacities to any person whomsoever, under the provisions of the Plan or Trust Agreement, absent a breach of fiduciary responsibility determined pursuant to the applicable provisions of ERISA.

         Sec. 21.4 Trust Fund Applicable Only to Payment of Benefits. The Trust Fund will be used and applied only in accordance with the provisions of the Plan, to provide the benefits thereof, except as provided in Section 19.8 regarding payment of administrative expenses, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons thereunder entitled to benefits.

         Sec. 21.5 Texas Trust Code. Although it is intended that the foregoing powers of the Trustee be applicable hereunder, it is also intended that all provisions of the Texas Trust Code, and any amendments thereto, not inconsistent with the above enumerated powers or other provisions of the Plan, shall be applicable in the administration of the Trust Fund.



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

                                  Article XXII

                            INVESTMENTS AND CONTRACTS

         Sec. 22.1 Permitted Investments. The investments permitted under the provisions of this Article XXII shall be in addition to any investments authorized pursuant to the provisions of the Trust Agreement.

         Sec. 22.2 Investment of Trust Assets. In addition to all investments allowable under the Texas Trust Code, and subject to the instructions of an Investment Advisor who is duly appointed as provided in Section 22.4, the Trustee may invest and reinvest the principal and income of the Trust Fund and shall keep such assets invested, without distinction between principal and income, in such property, real or personal, or part interests therein, wherever situated, as the Trustee may deem suitable without regard to the proportion such property or property of a similar character held in the Trust Fund may bear to the entire amount so held, including, but not limited to, capital, common and preferred stocks; personal, corporate, and governmental obligations; trust and participation certificates, oil, mineral, or gas properties, fee simple interests in real property; royalty interests or rights (including equipment pertaining thereto); machinery, equipment, leaseholds; mortgages (including mortgages inferior to other liens); other interests in real or personal property; notes and other evidences of indebtedness or ownership, secured or unsecured; partnership interests; contracts, and chooses in action. In addition, the Trustee shall, upon direction of the Named Fiduciary, make a loan to a Participant to the extent permitted in Section 22.12. Also, the Trustee may purchase life insurance or annuity contracts as hereinafter provided in this Article. The Trustee shall be obliged to use good faith and to exercise its honest judgment as to what investments are from time to time in the best interests of the Trust Fund and those entitled to benefit under the Plan. Furthermore, the Trustee may hold any portion of the Trust Fund in cash and uninvested whenever it deems such holding necessary or advisable.

         Sec. 22.3 Investment in Certificate of Deposit. The Trustee, if a bank, may invest in certificates of deposit issued by the Trustee provided such certificates of deposit bear both a competitive and reasonable rate of interest.

         Sec. 22.4 Appointment of Investment Advisor. The Named Fiduciary may appoint an investment advisor as permitted by Section 402(c)(3) of ERISA to direct the Trustee with regard to the investment of the assets held under the Plan. For purposes of this Section 22.4, "investment advisor" shall mean a fiduciary of the Plan who (i) is registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in the Investment Advisors Act of 1940, or (iii) an insurance company qualified under the laws of more than one state to manage, acquire, or dispose of any asset of the Plan. If such an investment advisor be so appointed, the Trustee shall invest the assets held under the Plan in accordance with the written directions received from such investment advisor. The Trustee shall not be obligated to accept direction from the investment advisor until such investment advisor acknowledges in writing that it is a fiduciary of the Plan.

         Sec. 22.5 Named Fiduciary's Control of Investments. Notwithstanding any other provision in this Article XXII, the Named Fiduciary is hereby given the right and power to direct the Trustee in writing to purchase, sell, lease, or otherwise act for the Trust Fund in regard to any property, whether real, personal, tangible or intangible, and to the extent that the Named Fiduciary so directs the Trustee, all rights, duties, and obligations with respect to said investment shall have been allocated to the Named Fiduciary within the meaning of Section 405 of ERISA, unless the direction is contrary to ERISA, and the Trustee shall carry out said directions without being liable or responsible in any way for any losses or unfavorable results resulting therefrom. However, the Named Fiduciary may specifically abdicate part or all of such right and power in a written instrument so stating delivered to the Trustee. Furthermore, it is not intended that the Trustee be required to ascertain whether the

Named Fiduciary desires to give written directions pursuant to this Section before the Trustee exercises any power, right, or discretion granted to the Trustee hereunder.

         Sec. 22.6 Investment in Collective Investment Trust. The Trustee may invest the assets of the Trust Fund in any common or collective investment trust or pooled investment fund maintained by a bank or trust company supervised by a state or federal agency or pooled investment fund maintained by an Insurance Company licensed to do business in a state, including any bank, trust company or Insurance Company which may be a fiduciary or an affiliate of a fiduciary of the Plan, which fund or funds then provide for the pooling of the assets of plans described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The provisions of the document governing such common or collective investment trust or pooled investment fund, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of the Plan.

         Furthermore, the Trustee, for collective investment purposes, may combine into one trust fund the Trust and the trust created under any other qualified retirement plan of an Affiliated Company. However, the Trustee shall maintain separate records of account for the assets of each trust in order to properly reflect each Participant's interest under each such plan.

         Sec. 22.7 Investment of Matching Contributions. Matching Contributions shall be made in Common Stock and shall be invested in the Common Stock Fund until otherwise directed by the Participant. Common Stock shall be contributed directly by an Employer or cash contributions and earnings from the Common Stock Fund shall be used to purchase Common Stock at prevailing market prices directly from the Company, on the open market, or in privately negotiated transactions. The Trustee shall not pay any commissions in connection with the acquisition of Common Stock if such payment would cause the acquisition to be a prohibited transaction under ERISA. Funds in the Common Stock Fund shall not be commingled with funds in other Investment Funds. If the Participant directs the investment of his Employer Matching Contribution Account to be an Investment Fund other than the Common Stock Fund, the Trustee shall transfer the Participant's Employer Matching Contribution Account from the Common Stock Fund to the Investment Fund selected by the Participant as soon as administratively feasible after each Matching Contribution is made.

         Sec. 22.8 Voting Rights. The Trustee shall exercise all voting rights pertaining to each Participant's pro rata share of Common Stock held in the Common Stock Fund in accordance with written directions, if any, given by such Participant prior to the date fixed for such exercise. The Trustee shall vote the shares as to which no directions are given in the same proportions as it votes the shares as to which it has received such direction. The Company or Committee shall appoint an independent third-party ("Agent") for the purpose of confidentially soliciting, receiving and transmitting to the Trustee the instructions from the Participants. The Agent shall transmit such instructions solely to the Trustee. Neither the Trustee nor the Agent shall disclose such instructions to the Company or to the Committee.

         A Participant may direct the Trustee in writing, through the Agent, as to how to respond to a tender or exchange offer for any or all whole shares of Common Stock attributable to his Individual Account as of the Valuation Date preceding, or coincident with, the offer. A Participant's instructions hereunder shall be confidential and shall not be disclosed to the Company or the Committee. The

Committee shall timely notify each Participant of the pendency of such offer, and timely distribute or cause to be distributed to each such Participant such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. The Committee shall engage the Agent to confidentially solicit, receive and transmit to the Trustee the instructions from Participants. The Agent shall transmit such instructions solely to the Trustee and shall not disclose such instructions to the Company or the Committee. Upon receipt of such instructions, the Trustee shall tender such shares of Common Stock as and to the extent so instructed. If the Trustee shall not receive instructions from any Participant with respect to shares of Common Stock attributable to such Participant's Individual Account, or shall receive instructions from such Participant not to tender or exchange such shares, the Trustee shall have no discretion in such matter and shall take no action with respect thereto. Any securities received by the Trustee as a result of a tender of shares of Common Stock shall be held, and any cash so received, shall be invested in short-term investments for the Individual Account of the Participant with respect to whom shares were tendered pending any reinvestment by the Trustee consistent with the purposes of the Plan and the mandates of this Section.

         Sec. 22.9 Participant Direction of Investments. Each Participant and Former Participant may direct the Trustee concerning the investment of his Individual Account among Investment Funds made available to the Participants and Former Participants by the Committee from time to time, and effective May 1, 1998 up to 25% of the Participant's Salary Deferral Contribution Account and up to 25% of the Participant's future Salary Deferral Contributions may be invested in the Common Stock Fund. A Participant or Former Participant may elect to invest the balance of his Individual Account in any one or more of the Investment Funds, but any such election of the Investment Funds must be in 1% increments totaling 100%. At the time an Employee becomes a Participant, he shall complete and file with the Administrator using the form furnished by the Administrator designating the Investment Funds in which his Individual Accounts are to be initially invested. Separate elections may not be made with respect to different types of contributions. The directions, and any change thereto, must be in writing, or, if permitted by the Administrator, by Interactive Electronic Communication.

         Sec. 22.10 Changes to Prior Participant Direction of Investments. A Participant's direction of the investment of his Individual Account shall remain the same until changed by such Participant pursuant to this Section. A Participant may change the direction of the investment of the current balance of his Individual Account or future contributions allocated to his Individual Account, or both, effective as of any day following any Valuation Date by filing the appropriate form, or by Interactive Electronic Communication (if applicable), prior to such Valuation Date.

         Sec. 22.11 Effect of Participant Direction of Investments. If the Participant shall exercise any such right to direct the investment of his Individual Account, then, to that extent, the obligations, discretion, and duties with respect to such investments shall be deemed to have been allocated to the Participant within the meaning of Section 404(c) of ERISA, and unless the direction is contrary to ERISA or the Administrator shall determine that such investment would be administratively infeasible and so notify the Participant, such directions shall be followed and no fiduciary with respect to the Plan shall be liable or responsible in any way for any losses or unfavorable results resulting therefrom. It is not intended that the Administrator be required to ascertain whether the Participant desires to give written or Interactive Electronic Communication directions pursuant to this Section before the Trustee exercises any power, right, or discretion granted the Trustee under the Trust Agreement.

         Sec. 22.12 Participant Loans. The Administrator may, in its sole discretion and in accordance with a uniform and nondiscriminatory policy established by it, permit loans to be made to a Participant, former Participant or Beneficiary provided that any such loan (i) loans may be made solely from the following portions of the Participant's Individual Account, and shall be used in the following order: (a) Karten's Rollover Account, (b) Karten's Deferral Contribution Account; (c) Rollover Account, and (d) Salary Deferral Contribution Account; (ii) shall be made available to all such Participants, former Participants and Beneficiaries on a reasonably equivalent basis, (iii) shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants, (iv) shall bear a reasonable rate of interest, (v) shall be adequately secured, (vi) shall provide for periodic repayment over a reasonable period of time, and (vii) repayment shall be allocated to the Investment Funds in accordance with the Participant's investment election in effect at the time of repayment. In addition, loans granted or renewed pursuant to this Section 22.12 shall be granted or renewed in accordance with a written loan policy established by the Administrator (which policy, when properly adopted, is hereby incorporated by reference and made a part of this Plan). Such written loan policy, once established may be modified or amended in writing from time to time without the necessity of amending this
Section 22.12. The loan policy established by the Administrator shall comply with the applicable provisions of ERISA and regulations promulgated pursuant thereto and with any limitations imposed by the Code and regulations promulgated pursuant thereto to prevent the loan from being deemed to be a taxable distribution to the Participant. A loan will be offset against the Participant's Individual Account to the extent it is not repaid within 30 days after the Participant's employment with the Employer terminates.




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                                  Article XXIII

                              TOP HEAVY PROVISIONS

         Sec. 23.1 Minimum Allocation Requirements. For any Year in which the Plan is a Top Heavy Plan, Employer contributions (excluding Employer contributions to Social and Salary Deferral Contributions made to the Plan for any Year under Section 7.2 and Matching Contributions included in the Contribution Percentage test for the Year under Section 5.1) and forfeitures which are allocated to any Employee who has satisfied the eligibility requirements of Section 2.1, without regard to whether he has elected to participate in the Plan pursuant to Section 2.2, and who on the last day of the Year is a Non-Key Employee shall not be less than the lesser of (i) three percent of such Participant's Annual Compensation [as defined in Section 8.2(f)] or (ii) the largest percentage of Employer contributions (including Salary Deferral Contributions and Matching Contributions), as a percentage of the amount of the Annual Compensation [as defined in Section 8.2(f)] of Participants who are Key Employees, but not in excess of the Compensation Limitation as defined in Section 1.5 allocated to any such Participant who is a Key Employee for that Year; provided, however, if an Employer maintains a defined benefit plan which designates this Plan to satisfy Section 401 or 410 of the Code, (ii) above shall not apply. No Employer contributions allocated to a Non-Key Employee under this Section may be forfeited as a result of such Employee's withdrawal of his Salary Deferral Contributions under Section 15.6(d).

         Sec. 23.2 Adjustment to Limitation on Allocations. Notwithstanding the provisions of Sections 8.2(h)(ii)(A) and 8.2(i)(ii)(A), beginning with the first Year beginning after December 31, 1983 in which the Plan is a Top Heavy Plan, the following provisions shall be applicable to Section 8.2 of the Plan:

         (a) Section 8.2(h)(ii)(A) shall be revised by substituting "1.0" for "1.25" and the numerator of the fraction described in Section 8.2(h)(iv)(A) shall be revised by substituting "$41,500" for "$51,875" unless (i) the Plan would not be a Top Heavy Plan as defined in Section 23.3(f) if "90%" were substituted for 60% in such definition, and (ii) the minimum allocation requirements of Section 23.1 for a Participant who is a Non-Key Employee are satisfied and, in applying such provisions, "four percent" is substituted for "three percent;" and

         (b) Section 8.2(i)(ii)(A) shall be revised by substituting "1.0" for "1.25" unless (i) the Plan would not be a Top Heavy Plan as defined in
         Section 23.3(f) if "90%" were substituted for 60% in such definition, and (ii) the minimum benefit requirements of Section 416(h)(2)(A) of the Code are satisfied for all participants in the defined benefit pension plan who are Non-Key Employees.

         Sec. 23.3 Definitions.

         (a) "Determination Date" means for any Year the Anniversary Date of the preceding Year, or in the case of the first Year of the Plan, the Anniversary Date of that Year.

         (b) "Key Employee" means, as of any Determination Date [as defined in
         Section 23.3(a)], any Employee or former Employee (or Beneficiary of such Employee) who, at any time during the Year which includes the Determination Date, or during the preceding four Years, is:

                  (i) an officer of any Employer having Annual Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Year;

                  (ii) one of the ten Employees having Annual Compensation from any Employer of more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code and owning the largest interests in such Employer;

                  (iii) a more than five percent owner of any Employer; or

                  (iv) a more than one percent owner of any Employer having Annual Compensation from all Employers of more than $150,000.

         For purposes of this subsection (b), Annual Compensation shall mean annual compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary deferral agreement which are excludable from the Participant's gross income under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. For purposes of subsection (b)(i), no more than 50 Employees (or, if lesser, the greater of three or ten percent of the Employees) shall be treated as officers. For purposes of subsection (b)(ii) above, if two Employees have the same interest in an Employer, the Employee having the greater Annual Compensation shall be treated as having the larger interest. The constructive ownership rules of Section 318 of the Code (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in each Employer.

         (c) "Non-Key Employee" means any Employee who is not a Key Employee.

         (d) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by an Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (e) "Required Aggregation Group" means (i) each qualified plan of an Employer in which at least one Key Employee participates, and (ii) any other qualified plan of an Employer which enables a plan described in
         (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (f) "Top Heavy Plan" means the Plan for a Year beginning after December 31, 1983, if the Plan is the only plan maintained by an Employer and the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the Individual Accounts of all Key Employees as of the Determination Date, the contributions due as of the Determination Date, and distributions made within the five-year period immediately preceding the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group), and the denominator of which is a similar sum determined for all Employees. The top heavy ratio shall be calculated without regard to (i) the Individual Account of a Participant who is not a Key Employee but who was a Key Employee in a prior Year, (ii) the Individual Account of any individual who has not performed any services for an Employer at any time during the five-year period ending on the Determination Date, and (iii) voluntary deductible Employee contributions, if any. The top heavy ratio, including distributions, rollover and transfers, to the extent such items must be taken into account, shall be calculated in accordance with Section 416 of the Code and the regulations thereunder. If an Employer maintains other qualified plans (including a simplified employee pension plan) or has ever maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, this Plan is top heavy for a Year beginning after December 31, 1983 only if it is part of the Required Aggregation Group, and the top heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The top heavy ratio shall be calculated as described above, taking into account all plans within the aggregation group and with reference to Determination Dates that fall within the same calendar year; provided that if a defined benefit plan is included in the aggregation group, the present value of accrued benefits (instead of account balances) of participants in that plan shall be computed for purposes of calculating the top heavy ratio. The accrued benefit under a defined benefit plan in both the numerator and the denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code. The value of account balances and the present value of accrued benefits will be determined as of the most recent Allocation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Treasury regulations thereunder for the first and second plan years of a defined benefit plan. The actuarial assumptions (interest rate and mortality only) used by the actuary under the defined benefit plan shall be used to calculate the present value of accrued benefits from the defined benefit plan.



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         IN WITNESS WHEREOF, Zale Corporation, the Company, acting by and through its duly authorized officers, has caused this Agreement to be executed as of the day and year first above written.


                                             ZALE CORPORATION



                                             By /s/ GREGORY HUMENESKY
                                               ---------------------------------
                                                                         COMPANY